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                                                                   EXHIBIT 10.12







                               Dated 17 July 2000



                                 AERFI GROUP PLC

                                SKYSCAPE LIMITED

                                   AERFI INC.

                               INDIGO AVIATION AB

                         KOMMANDITBOLAGET FLYGPLANET XII

                                       and

                                  AERCO LIMITED

                                 AERCO USA INC.



                            SHARE PURCHASE AGREEMENT



                                MCCANN FITZGERALD

                                   Solicitors

                              2 Harbourmaster Place

                     International Financial Services Centre

                                    Dublin 1


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                                    CONTENTS

1.     Interpretation........................................................3

2.     Purchase and Sale....................................................14

3.     Closing..............................................................17

4.     Calculation Date Payments............................................20

5.     Additional AerFi obligations with respect to
       Remaining Aircraft...................................................21

6.     Substitution and Termination.........................................21

7.     Non Delivery Events..................................................22

8.     Representations and warranties of Sellers............................23

9.     Indemnities..........................................................24

10.    Limitations on Warranties and Indemnities............................27

11.    Representations and Warranties of Purchasers.........................29

12.    Additional Covenants and Agreements..................................29

13.    Conditions...........................................................30

14.    Miscellaneous........................................................34

Exhibit A - Purchase Price Adjustments......................................39

Exhibit B  - Mortgage of Shares.............................................42

Exhibit C - Mortgage of Membership Interests................................61

SCHEDULE 1 - Details relating to the Shares.................................75

SCHEDULE 2 - Further Information Concerning the Companies...................77

SCHEDULE 4 - Purchasers' Representations and Warranties....................115

SCHEDULE 5 - Deed of Tax Indemnity.........................................117

SCHEDULE 6A - Form of Solvency Certificate (Irish companies)...............127

SCHEDULE 6B - Form of Solvency Certificate (US companies)..................127

SCHEDULE 6C - Form of Solvency Certificate (Baltic II and Baltic III)......130

SCHEDULE 6D - Form of Solvency Certificate (Swedish companies).............131

SCHEDULE 7 - Particulars of the Aircraft...................................132

SCHEDULE 8 - Audited Financial Statements..................................137

SCHEDULE 9 - Pro-Forma Balance Sheets......................................138



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THIS AGREEMENT is made on 17 July 2000  BETWEEN:--

(1) AERFI GROUP PLC ("AERFI"), a company incorporated in Ireland and having its registered office at Aviation House, Shannon, Co Clare, Ireland, SKYSCAPE LIMITED ("SKYSCAPE"), a company incorporated in Ireland and having its registered office at Aviation House, Shannon, Co Clare, Ireland, AERFI INC. a corporation incorporated in the State of Delaware and having its principal place of business at 100 NE 3rd Avenue, Suite 800, Fort Lauderdale, Florida 33301 ("AERFI INC."), INDIGO AVIATION AB ("INDIGO AVIATION"), a company incorporated under the laws of Sweden and having its principal place of business at Sodra Forstadsgatan 4, 211 43 Malmo, Sweden and KOMMANDITBOLAGET FLYGPLANET XII ("KB FLYGPLANET"), a limited partnership established under the laws of Sweden and having its principal place of business at Sodra Forstadsgatan 4, 211 43 Malmo, Sweden (each a "SELLER" and together the "SELLERS"); and

(2) AERCO LIMITED ("AERCO"), a company incorporated in Jersey and having its registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands and AERCO USA INC. ("AERCO USA"), a corporation incorporated in the State of Delaware and having its principal place of business at Nationwide Information Services Inc., 15 North Street, Dover, DE 19901 (each a "PURCHASER" and together the "PURCHASERS").

RECITALS:

(A) Each of the companies numbered 1 to 18 in Schedule 2 (each a "COMPANY" and together the "COMPANIES") is a wholly-owned direct or indirect subsidiary of AerFi.

(B) The Companies own or intend to acquire ownership of the Aircraft (as defined below) and the related Leases (as defined below) referred to in
         Schedule 7. The Aircraft (as defined below) and related Leases (as defined below) to be acquired by each Company shall be determined in accordance with the terms of this Agreement.

(C) The AerCo Group has agreed to acquire from the Seller Group the Aircraft (as defined below) and the benefit of the related Leases (as defined below) by purchasing the issued share capital or other outstanding membership interest in each of the Companies on the terms and conditions set out in this Agreement, including the provisions contained in Clause 4.


NOW IT IS AGREED as follows:


1.       INTERPRETATION

1.1      DEFINITIONS: In this Agreement unless the context requires otherwise:

         "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority;

         "AERCO GROUP" means AerCo, AerCo USA, each Company (once it has been acquired by AerCo or AerCo USA pursuant to this Agreement), and any other companies which are, or which on or after the date of this Agreement become, direct or indirect subsidiaries of AerCo;



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         "AERFI POL" means AerFi POL Inc., a Delaware corporation, all the issued stock in which is held by AerFi Inc. as set out in Schedule 2;

         "AERFI POL STOCK" means all of the issued and outstanding common stock in AerFi POL;

         "AFFILIATE" means, with respect to any person, any body corporate which is (a) a subsidiary or a holding company of such person or (b) a subsidiary of any body corporate of which that person is also a subsidiary;

         "AIRCRAFT" means the aircraft listed or referred to in Schedule 7 and any Substitute Aircraft agreed to by the AerCo Group in accordance with Clause 6 of this Agreement, together with, unless otherwise specified, all Engines and Parts related thereto;

         "AIRCRAFT DOCUMENTS" means all records, logs, technical data and manuals relating to the maintenance and operation of the Aircraft;

         "AIRCRAFT PURCHASE ACCOUNT" shall have the meaning given such term in the Notes Indenture;

         "AIRCRAFT PURCHASE AGREEMENTS" means the

         Aircraft Purchase Agreements relating to the Aircraft:-

         (i) dated 14 July, 2000 between Indigo International AB as seller and Gustav Leasing I Limited as purchaser in respect of the Aircraft with manufacturer's serial number 24651;

         (ii) dated 14 July 2000 between Indigo Atlantic AB as seller and Gustav Leasing V Limited as purchaser in respect of the Aircraft with manufacturer's serial number 411;

         together with any other agreements entered into by any of the Companies after the date hereof for the acquisition of one or more Aircraft;

         "APA INTEREST AMOUNT" means, for any Remaining Aircraft, the actual amount of interest received on all funds in the Aircraft Purchase Account allocable to such Remaining Aircraft;

         "APPRAISERS" means Aircraft Information Services, Inc, Airclaims Limited and BK Associates, Inc., or, in the case of a Substitute Aircraft, any three or more Appraisers (as defined in the Notes Indenture);

         "ASSUMED D AND E NOTE INTEREST" means, for any Remaining Aircraft with respect to any Calculation Date, an amount equal to the interest, if any, that would actually have been payable on the Payment Date next succeeding such Calculation Date, to the holders of the D Notes and the E Notes allocable to such Remaining Aircraft as of such Calculation Date under the priority of payments and pursuant to the terms set out in the D Notes, the E Notes and the Notes Indenture had the principal amount of such D Notes and E Notes allocable to


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         such Aircraft been outstanding since the immediately preceding
         Calculation Date;

         "BALTIC II" means Baltic AirLease II LLC, a corporation formed and organised in the Isle of Man, the membership interests in which are held by Indigo Aviation and KB Flygplanet as set out in Schedule 2;

         "BALTIC III" means Baltic AirLease III LLC, a corporation formed and organised in the Isle of Man, the membership interests in which are held by Indigo Aviation and KB Flygplanet as set out in Schedule 2;

         "BASE VALUE" means, at any time, the value of any Aircraft on the basis of an open, unrestricted, and stable market environment with a reasonable balance of supply and demand of other aircraft and with full consideration of such Aircraft's "highest and best use" and presuming an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing such Aircraft adjusted to account for the maintenance status of such Aircraft (with certain assumptions as to use since the last reported status, as set out, as regards any appraisal of base value, in such appraisal);

         "BUSINESS DAY" shall have the meaning given to such term in the Notes Indenture;

         "CALCULATION DATE" shall have the meaning given to that term in the Notes Indenture;

         "CLOSING" means, in relation to a Company, the closing of the sale and purchase of the Shares in that Company in accordance with Clause 3 hereof;

         "CLOSING DATE" means, in relation to a Company, the date upon which the Closing of the sale and purchase of the Shares in that Company takes place;

         "COMPANY DEBT" means, in relation to a Company, the outstanding principal balance, as shown on the Reference Balance Sheet, of (i) any indebtedness owed by that Company to AerFi or any of its Affiliates in the ordinary course of business and (ii) any indebtedness owed by that Company to any third party creditor incurred for the purpose of purchasing an Aircraft, and as certified by AerFi to AerCo, provided, that in no case shall the total Company Debt of any Company exceed the Initial Appraised Value of the Aircraft owned by such Company on the relevant Closing Date;

         "CONCENTRATION DEFAULT" shall have the meaning given to that term in the Notes Indenture;

         "D NOTES" means the Subclass D-2 Notes to be issued by AerCo under the Notes Indenture;

         "DEED OF TAX INDEMNITY" means a deed in the form set out in Schedule 5;

         "DELIVERED AIRCRAFT" means any Aircraft owned by a Delivered Company;

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         "DELIVERED COMPANY" means each Company, the Shares of which have been transferred on a Closing Date by the relevant Seller(s) to the relevant Purchaser;

         "DELIVERY NOTICE" has the meaning given to such term in Clause 3(a)(iii) hereof;

         "DIRECTORS" and "SECRETARY", in relation to a Company, means the persons described in Schedule 2 as directors and secretary thereof respectively;

         "DISCLOSURE LETTER" means the disclosure letter of even date herewith from AerFi to the Purchasers, a copy of which is annexed hereto, together with any further disclosure letter required under Clause 12.1 in relation to a Company delivered by AerFi to the Purchasers on or before the Closing of the sale of the Shares in that Company;

         "DOLLARS" or "$" or "US$" means the lawful currency of the United States of America;

         "END PERIOD" has the meaning given such term in Clause 4 hereof;

         "E NOTES" means the Subclass E-2 Notes to be issued by AerCo under the Notes Indenture;

         "ENGINE" means each engine listed or referred to in Schedule 7 and, in the case of a Substitute Aircraft, each engine owned by the relevant Company and attached to that Substitute Aircraft or, where any such engine has been replaced under the terms of the relevant Lease, and title to the replacement engine has passed to the relevant Company, such replacement engine, and including any and all Parts incorporated in, installed on or attached to such engine or replacement engine;

         "GOVERNMENTAL AUTHORITY" means any governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body;

         "GOVERNMENTAL ORDER" means any order, writ, judgement, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority;

         "HOLDBACK" mean, in respect of each of the first fifteen Aircraft to be acquired by the Purchasers by the purchase of the Shares in the Companies contemplated by this Agreement, the amount by which the amount otherwise payable from the Aircraft Purchase Account to or at the direction of the relevant Seller(s) is reduced pursuant to the first paragraph of Exhibit A hereto;

         "INITIAL APPRAISED VALUE" means, in respect of any Aircraft other than a Substitute Aircraft, the average of the aggregate Base Values for that Aircraft as at 30 April, 2000 obtained from the Appraisers and set out opposite the description of that Aircraft in Schedule 7 and, in respect of any Substitute Aircraft, the average of the aggregate Base Values for that Aircraft obtained pursuant to Clause 6.1 hereof;

         "IRISH COMPANIES" means the Companies other than Baltic II, Baltic III, AerFi POL and AerFi Sverige Leasing AB;

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         "LEASE" means, for each Aircraft other than a Substitute Aircraft, the aircraft lease agreement (including any sublease) relating to it described or referred to in Schedule 7, and, with respect to a Substitute Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Substitute Aircraft on the relevant Closing Date of the sale of the Shares in the Company owning such Substitute Aircraft;

         "LEASE EXPENSES" means, with respect to the Lease relating to a Remaining Aircraft, all costs and expenses relating to the management of such Lease actually incurred by the Seller Group from and including the Offering Closing Date to, but excluding, the Closing Date on which the Shares of the relevant Remaining Company are transferred by the relevant Seller(s) to the relevant Purchaser but excluding Required Maintenance Expenses;

         "LESSEE" means a lessee under a Lease;

         "LESSOR" means the lessor under a Lease;

         "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any law (including, without limitation, any environmental law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking;

         "LIEN" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, in the case of shares or membership interests, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership of such shares or membership interests;

         "MAINTENANCE REIMBURSEMENT AMOUNT" means, with respect to the Lease relating to a Remaining Aircraft, the total amount of Maintenance Rent paid under such Lease by the Lessee thereunder from and including the Offering Closing Date to, but excluding, the Closing Date on which the Shares of the relevant Remaining Company are transferred by the relevant Seller(s) to the relevant Purchaser;

         "MAINTENANCE RENT" means, with respect to the Lease relating to a Remaining Aircraft, amounts paid by the Lessee thereunder pursuant to the terms thereof, whether as supplemental rent or otherwise, for the purpose of performing maintenance on such Remaining Aircraft;

         "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business condition (financial or otherwise), operations, performance or properties of the relevant Company or Companies and its/their subsidiaries, taken as a whole;

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         "MINISTER" means the Minister for the time being for Enterprise, Trade and Employment of Ireland;

         "NET ACCRUED EXPENSES" means, with respect to any Remaining Aircraft, the total expense paid by the Seller Group with respect to Lease Expenses for that Remaining Aircraft from (and including) the Offering Closing Date to (but excluding) the earlier of (a) the Closing Date on which the Shares in the Remaining Company owning such Remaining Aircraft are transferred by the relevant Seller(s) to the relevant Purchaser and (b) the Non-Delivery Date;

         "NET MAINTENANCE AMOUNT" means, with respect to a Remaining Aircraft, the Maintenance Reimbursement Amount relating to that Remaining Aircraft less the Required Maintenance Expenses relating to that Remaining Aircraft;

         "NON-DELIVERY DATE" means the date of occurrence of a Non-Delivery
         Event;

         "NON-DELIVERY EVENT" shall have the meaning set forth in Clause 7.1 hereof;

         "NON-US COMPANIES" means the Companies other than AerFi POL;

         "NOTE PURCHASE AGREEMENT" means the Purchase Agreement dated 12 July 2000 between AerCo, AerFi, Morgan Stanley & Co. International Limited and Lehman Brothers Inc.;

         "NOTES INDENTURE" means the Indenture dated as of 15 July 1998 made between AerCo as issuer and Bankers Trust Company as trustee as supplemented by that certain Indenture Supplement No. 1, to be dated as of 17 July 2000 (the "INDENTURE SUPPLEMENT");

         "NOVATION AGREEMENTS" means the Novation Agreements to which one or more of the Companies is or will be a party included or referred to in the descriptions of Leases in Schedule 7 together with any other agreements entered into by any of the Companies for the purpose of novating to that Company the rights, benefits and obligations of the Lessor under a Lease;

         "OFFERING CLOSING DATE" means 17 July 2000;

         "OFFERING MEMORANDUM" means the Offering Memorandum issued on 12 July 2000 in respect of a debt issue by AerCo (the "OFFERING");

         "OTHER TRANSACTION DOCUMENTS" means the Offering Memorandum, the Aircraft Purchase Agreements, the Deed of Tax Indemnity, the Novation Agreements and the Notes Indenture;

         "PART" means any part, component, appliance, accessory, instrument or other item of equipment (other than any of the Engines) incorporated in, installed on or attached to any Aircraft or Engine;

         "PAYMENT DATE" shall have the meaning given such term in the Notes Indenture;

         "PERMITTED LIENS", in respect of any Aircraft, means:-

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         (a)      any lien for taxes, assessments and governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided that if the member of the Seller Group who is the owner or lessor of the relevant Aircraft has become aware of any such lien, such lien shall not be a "PERMITTED LIEN" hereunder unless such owner or lessor is using commercially reasonable efforts to have such lien lifted);

         (b) any liens of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law, any other similar lien or any engine or parts pooling arrangements in the ordinary course of business;

         (c) any "PERMITTED LIEN" (or other similar term) as defined under the relevant Lease (other than liens created by the relevant Lessor);

         (d) any liens created by or through or arising from debt or liabilities or any act or omission of any Lessee, in each case in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant Lessor (provided that if such Lessor has become aware of any such lien, such lien shall not be a "PERMITTED LIEN" hereunder unless such Lessor is using commercially reasonable efforts to have any such liens lifted);

         (e) any head lease, lease, conditional sale agreement or option permitted under the Leases or purchase options relating to the Aircraft which would constitute a "PERMITTED ENCUMBRANCE" as defined in Section 5.02(b) of the Notes Indenture;

         (f) any liens for air navigation authority, airport tending, gate or handling (or similar) charges or levies;

         (g) any lien which would not adversely affect the owner's rights (provided that, taking all the Aircraft (for purposes of this definition only, as such term is used in the Notes Indenture) as a whole, liens which are permitted under this paragraph (g) but do not otherwise qualify as "PERMITTED LIENS" shall not exceed 1% of the aggregate Initial Appraised Values of the Portfolio (as defined in the Notes Indenture), or, if greater, $250,000 per Aircraft);

         "PRO-FORMA BALANCE SHEET" means, in relation to a Company, the pro-forma balance sheet of such Company prepared as of 30 June 2000 and attached hereto as Schedule 9;

         "PURCHASER INDEMNITY" means, the indemnity set out in Clause 9.1 hereof;

         "PURCHASER WARRANTIES" means, the warranties and undertakings of the Purchasers contained in Schedule 4;

         "REBATE" means, in respect of each Aircraft to be acquired by the Purchasers by the purchase of the Shares in the Companies contemplated by this Agreement after acquisition by the Purchasers of the first fifteen Aircraft, the amount by which the amount otherwise payable from the Aircraft Purchase Account to or for the account


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         of the relevant Seller(s) is increased pursuant to the second and third paragraphs of Exhibit A hereto;

         "REFERENCE BALANCE SHEET" means, in relation to a Company, the balance sheet of the Company prepared as at the Reference Balance Sheet Date showing the financial position of the Company as it would have been if the transactions contemplated by the Aircraft Purchase Agreements and the Novation Agreements to which it is or is to be a party had been completed as at that date;

         "REFERENCE BALANCE SHEET DATE" means, in relation to a Company the Shares in which are to be transferred on the Offering Closing Date, 30 June 2000 or, in the case of a Company the Shares in which are to be transferred after the Offering Closing Date, such later date, if any, to which its Reference Balance Sheet is prepared for the purpose of the Closing of the sale of the Shares in that Company, which shall be a month-end date no more than 33 calendar days prior to the relevant Closing Date;

         "REIMBURSEMENT DATE" has the meaning set forth in Clause 4 hereof;

         "RELATED DOCUMENTS" has the meaning attributed to it in the Notes Indenture;

         "REMAINING AIRCRAFT" means, at any time, the Aircraft which are owned or are to be acquired by a Remaining Company (including any Substitute Aircraft) but does not include any Aircraft with respect to which AerFi has delivered a Termination Notice;

         "REMAINING COMPANY" means, at any time, each Company which owns or is to acquire any of the Aircraft the Shares in which at that time have not been (a) transferred from the relevant Seller(s) to the relevant Purchaser or (b) the subject of a Termination Notice;

         "RENT PAYMENT" means, in relation to each Remaining Aircraft, an amount equal to the total gross amounts paid by the Lessee under the Lease relating to such Remaining Aircraft (other than any Lease between members of the Seller Group) less the amount of Maintenance Rent paid by such Lessee under such Lease, provided that upon acceptance by AerCo of a Substitute Aircraft for such Remaining Aircraft, the Rent Payment shall refer to the total gross amounts paid by the Lessee under the Lease, if any, relating to such Substitute Aircraft less the amount of Maintenance Rent paid by such Lessee under such Lease;

         "RENT PAYMENT REIMBURSEMENT AMOUNT" means the sum of the APA Interest Amount received during the relevant Rent Transfer Period and the Assumed D and E Note Interest;

         "RENT TRANSFER PERIOD" means, for each Remaining Aircraft, the period beginning on (and including) the Offering Closing Date and ending on (but excluding) the first Calculation Date thereafter and each successive period beginning on (and including) a Calculation Date and ending on (but excluding) the next succeeding Calculation Date;

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         "REQUIRED MAINTENANCE EXPENSES" means, with respect to a Remaining
         Aircraft, maintenance expenses actually incurred by the Seller Group and not reimbursed by the Lessee of such Remaining Aircraft or covered by the Maintenance Rent paid to the Seller Group by such Lessee from (and including) the Offering Closing Date to (but excluding) the Closing Date on which the Shares of the relevant Remaining Company are transferred by the relevant Seller(s) to the relevant Purchaser;

         "SECURITY DEPOSIT" means, in relation to a Lease, such part of any amounts (whether described as commitment fee or security deposit) paid by the Lessee to the Lessor to secure the obligations of the Lessee to the Lessor under the Lease in respect of which, at the Reference Balance Sheet Date, the relevant Lessee would or might have a claim to repayment;

         "SELLERS' ACCOUNTANTS" means KPMG, Dublin, independent accountants of the Sellers;

         "SELLER GROUP" means AerFi and its consolidated subsidiaries but excluding (i) each Company the Shares in which have been transferred to a Purchaser and (ii) the Purchasers and any other companies which are on, or after the Offering Closing Date become, subsidiaries of the Purchasers;

         "SELLER INDEMNITY" means the indemnity set out in Clause 9.2 hereof;

         "SERVICING AGREEMENT" means the Servicing Agreement dated as of 17 July 2000 between, amongst others, AerFi, AerFi Administrative Services Limited, AerFi Cash Manager II Limited and AerCo or any replacement servicing agreement;

         "SHARES"  means:-

         (a) in the case of the Irish Companies, the issued and outstanding shares in the capital of the Irish Companies, details of which are set out in Schedule 2;

         (b) in the case of Baltic II and Baltic III, the outstanding membership interests in such Companies, details of which are set out in Schedule 2;

         (c) in the case of AerFi POL, all of the issued and outstanding shares of common stock in AerFi POL, details of which are set out in Schedule 2; and

         (d) in the case of AerFi Sverige Leasing AB, the issued and outstanding shares in AerFi Sverige Leasing AB, details of which are set out in Schedule 2;

         "SOLVENT" means, in respect of any company at any date and on the assumption that the transactions contemplated by this Agreement, the Other Transaction Documents and the Related Documents have been completed or will be completed (as the case may be) on the terms and conditions set out therein:-

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         (i)      in respect of any company other than AerFi POL, that such
                  company on such date:

                  (a) is not unable to pay its debts nor would it be deemed to be unable to pay its debts within the meaning of the Relevant Solvency Acts (as defined below); and

                  (b) would not become unable to pay its debts nor would be deemed to be unable to pay its debts within the meaning of the Relevant Solvency Acts (as defined below)

         where "RELEVANT SOLVENCY ACTS" means (i) in respect of a company incorporated in Ireland, Section 214 of the Companies Act, 1963 (as amended) and Section 2 of the Companies (Amendment) Act, 1990 (as amended by Section 5 of the Companies (Amendment) (No. 2) Act, 1999), and (ii) in respect of a company incorporated or formed and organised outside Ireland, the equivalent provisions under the laws of its jurisdiction of incorporation or, as the case may be, formation and organisation; and

         (ii)     in respect of AerFi POL, that on such date:-

                  (a) the fair value of its property is greater than the total amount of its liabilities, including, without limitation, contingent liabilities;

                  (b) the present fair saleable value of its assets is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured;

                  (c) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature;

                  (d) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital;

         for the purposes of this paragraph (ii), the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability;

         and the term "INSOLVENT" shall be construed accordingly;

         "SUB CLASS D-1 NOTES" has the meaning attributed to that term in the Notes Indenture;

         "SUBSTITUTE AIRCRAFT" means each Aircraft which AerCo agrees to accept in substitution for a Remaining Aircraft in accordance with Clause 6.1 of this Agreement;

         "TCA" means the Taxes Consolidation Act, 1997 of Ireland;

         "TERMINATION NOTICE" has the meaning set forth in Clause 6.2 hereto;
         and

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         "WARRANTIES" means the warranties and undertakings of the Sellers contained in Schedule 3.

1.2 COMPUTATION OF TIME PERIODS: In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "until" each mean "TO BUT EXCLUDING".

1.3 STATUTES: Any reference in this Agreement and/or in the Schedules hereto to any statute or statutory provision shall be deemed to include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.4 NUMBER, GENDER: Unless the context otherwise requires, words importing the singular number shall include the plural number and vice versa and words importing persons shall include corporations.

1.5 NOTES INDENTURE DEFINITIONS: Capitalised terms used in Clause 2.3 and not otherwise defined herein have the meanings specified in the Notes Indenture.

1.6      INTERNAL REFERENCES:

         (a) Words such as "HEREUNDER", "HERETO", "HEREOF" and "HEREIN" and other words commencing with "HERE" shall unless the context clearly indicates the contrary refer to the whole of this Agreement and not to any particular clause, sub-clause, paragraph or sub-paragraph hereof.

         (b) References to "THIS AGREEMENT" include the schedules, annexes and Exhibits hereto and the Disclosure Letter, and any amendments made in accordance with clause 14.6 below.

         (c) Any reference to any clause, sub-clause, paragraph or sub-paragraph shall be a reference to the clause, sub-clause, paragraph or sub-paragraph of this Agreement in which the reference occurs unless it is indicated that reference to some other provision is intended.

         (d) All references to Schedules refer to Schedules to this Agreement.

1.7 HEADINGS: The headings contained in this Agreement and the Schedules are inserted for convenience of reference only and shall not in any way form part of nor affect or be taken into account in the construction or interpretation of any provisions of this Agreement or the Schedules.

2.       PURCHASE AND SALE

2.1 PURCHASE AND SALE: Upon the terms and subject to the conditions of this Agreement:-

         (a) AerFi (as beneficial owner) and Skyscape (as registered holder) shall sell, and AerCo shall purchase, the Shares in each Company (other than

                  Indigo Aviation Ireland Limited, Indigo Aviation (Leasing) Limited, AerFi POL, Baltic II and Baltic III);


         (b) AerFi Inc. shall sell (as beneficial owner and as holder of record), and AerCo USA shall purchase, the AerFi POL Stock;

         (c) Indigo Aviation (as beneficial owner) and KB Flygplanet (as registered holder) shall sell, and AerCo shall purchase, the Shares in Baltic II;

         (d) Indigo Aviation (as beneficial owner) and KB Flygplanet (as registered holder) shall sell, and AerCo shall purchase, the Shares in Baltic III; and

         (e) AerFi (as beneficial owner and as registered holder) shall sell, and AerCo shall purchase, the Shares in Indigo Aviation Ireland Limited and Indigo Aviation (Leasing) Limited.

2.2      PURCHASE PRICE AND OTHER PAYMENTS

         (a)

                  (i) The consideration payable for the Shares in each Company to be transferred on the applicable Closing Date shall be equal to the aggregate Initial Appraised Values of the Aircraft owned by such Company on such Closing Date less the amount of any Security Deposits held by such Company in respect of the related Leases and less the amount of Company Debt of such Company (such amount being the "PURCHASE PRICE" for such Company).

                  (ii) The relevant Purchaser shall lend to the Company whose Shares it is acquiring on such Closing Date an amount equal to the outstanding principal balance of such Company's Company Debt the proceeds of which loan will be used by such Company to repay such Company Debt on the relevant Closing Date.

                  (iii) The obligation to pay the Purchase Price and to repay the relevant Company's Company Debt on the Closing Date shall be satisfied and discharged by:-

                           (A) the payment to or at the direction of the relevant Seller(s) of the amount of cash allocable to each Aircraft owned by such Company and payable out of the Aircraft Purchase Account as set forth in Column V of
                                    Schedule 1 to Exhibit A hereto, plus or
                                    minus the Holdback or Rebate, respectively, set forth on Exhibit A according to the delivery position of each such Aircraft; and

                           (B) an increase in the principal amount of the D Notes issued on the Offering Closing Date as contemplated in Clause 2.2(e) hereof in such principal amount as is allocable to the relevant Aircraft owned by such Company, as set forth in Column VI of Schedule 1 to Exhibit A; and

                           (C) an increase in the principal amount of E Notes in such principal amount as is allocable to the relevant Aircraft as set forth in Column VII of Schedule 1 to Exhibit A, as such allocable amount may be adjusted according to Exhibit A.

                  (iv) AerCo shall be entitled (and is hereby authorised) to deduct and retain, from the total amount payable on the Closings to occur on the Offering Closing Date, $10,300,000 in respect of expenses incurred in connection with the Offering.

                  (v) With respect to each Company the Shares of which are transferred subsequent to the Offering Closing Date, the following additional payments shall be made:-

                           (A) the relevant Purchaser shall pay to AerFi the Net Accrued Expenses, if any; and

                           (B) if the Net Maintenance Amount as of the relevant Closing Date is a positive number (i.e., the Maintenance Reimbursement Amount exceeds the Required Maintenance Expenses), then AerFi shall pay to AerCo the Net Maintenance Amount and if the Net Maintenance Amount as of such Closing Date is a negative number (i.e., the Maintenance Reimbursement Amount is less than the Required Maintenance Expenses), then AerCo shall pay to AerFi the Net Maintenance Amount.

         (b) Any amounts described in Clause 2.2(a)(v) shall be paid on the Reimbursement Date immediately succeeding the relevant Closing Date. All other amounts payable under this Clause 2.2 shall be made on the relevant Closing Date.

         (c) For the purposes of Exhibit A, the delivery position of each Aircraft shall be determined sequentially according to the date on which the Shares in the relevant Company are transferred and if thereby more than one Aircraft is delivered on a particular Closing Date, AerCo shall determine the delivery position of each Aircraft in its sole discretion.

         (d) An amount equal to the Security Deposits with respect to the Aircraft owned by the Companies whose Shares are transferred on each Closing Date shall be transferred from the Aircraft Purchase Account to the Collection Account to be held as part of the Liquidity Reserve Amount.

         (e) On the Offering Closing Date AerCo shall issue D Notes in an initial principal amount of $80,000,000 to refinance the Sub class D-1 Notes.

2.3      AGREEMENTS BETWEEN AERCO AND AERFI.

(a) AerCo agrees that so long as the Class D Notes and the Class E Notes are outstanding, AerCo will furnish to AerFi, by first-class mail as soon as practicable (i) all documents distributed by the Trustee (to the extent received by AerCo) or

         AerCo to the holders of the Notes, or filed with the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (ii) from time to time, such other information concerning AerCo available to Holders of the Class A Notes, the Class B Notes and Class C Notes pursuant to the Notes Indenture as AerFi may reasonably request.

(b) So long as the Class D Notes and the Class E Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, unless at the time AerCo is subject to and in compliance with the reporting requirements of Section 13 of the Exchange Act, AerCo will provide to AerFi and any holder of any portion of the Class D Notes and the Class E Notes and to any prospective purchaser of any portion of the Class D Notes and Class E Notes designated in writing to AerCo by a holder, upon the request of such holder or prospective purchaser, any information in AerCo's possession or knowledge required to be provided by Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Class D Notes and Class E Notes.

(c) In addition to the restrictions set forth in paragraph (d), AerFi agrees that it (and any subsequent holder or holders of the Class D Notes and the Class E Notes) will not directly or indirectly knowingly sell, transfer or otherwise dispose of the Class D Notes and the Class E Notes or any portion thereof or any interest therein to or for the benefit of any person who is resident in Jersey for the purposes of the Income Tax (Jersey) Law 1961 as amended.

(d) AerFi represents and warrants that it is purchasing the Class D Notes and the Class E Notes for its own account, for investment purposes and not with a view to the distribution thereof. AerFi agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of all or any portion of the Class D Notes or Class E Notes (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Class D Notes or Class E Notes), except in compliance with the terms of the Notes Indenture and with the Securities Act, and the rules and regulations thereunder.

2.4 NO LIENS: The Shares in each Company shall be sold free from all Liens and with the benefit of all rights attached or accruing thereto.

3.       CLOSING

         Closing of the sale and purchase of the Shares in each Remaining Company shall take place on the first Business Day after the Offering Closing Date on or by which the conditions specified in this Clause 3 and in Clause 13 are or have been satisfied in relation to that Remaining Company. Closing of the sale and purchase of the Shares in each Company to be delivered on the Offering Closing Date shall be subject to the conditions in Clause 13 and to the following conditions in relation to that Company:-

         (a) the relevant Seller(s) shall deliver to the relevant Purchaser or its nominee (in Dublin, in the case of the items referred to in paragraph (i), and in New York in the case of the items referred to in paragraph (ii), and as regards the other items at such location as the relevant Seller(s) and relevant

         Purchaser shall agree) the following items insofar as they relate either to the sale and purchase of the Shares in that Company or to the Aircraft owned by that Company:-

         (i) duly executed transfers in favour of the relevant Purchaser and/or its nominees in respect of all the Shares in that Company together with all existing share or membership interest certificates issued in respect thereof or in the case of any lost share certificate an indemnity in lieu thereof in terms reasonably satisfactory to the relevant Purchaser;

         (ii) (in the case of the Closing of the sale and purchase of the AerFi POL Stock) duly executed stock transfers in favour of AerCo USA and/or its nominee(s) in respect of the AerFi POL Stock together with all existing share certificates issued in respect thereof or in the case of any lost share certificate an indemnity in lieu thereof in terms reasonably satisfactory to AerCo USA;

         (iii) written notification by the relevant Seller(s) to the relevant Purchaser of the Aircraft owned by the Company to be transferred which shall, in the case of a Remaining Company, be delivered no less than one Business Day prior to the relevant Closing Date (the "DELIVERY NOTICE") and shall contain the information described in Warranty 8.1 in Part 1 of
                  Schedule 3 hereto with respect to such Company and its Aircraft;

         (iv) a certified copy of any power of attorney under which any document required to be delivered to the relevant Purchaser under this Clause has been executed and such other documents including any waivers or consents as the relevant Purchaser may require to enable the relevant Purchaser and/or its nominees to be registered as holders of the Shares;

         (v) the originals or copies (certified by or on behalf of the relevant Company) of the certificate of incorporation and certificates of incorporation on change of name or organisation and (in the case of AerFi POL), the by-laws of AerFi POL and the seals, statutory books (duly written up to date), books of account, and all other constitutional documents, books, documents or records and papers of the Company or evidence satisfactory to the Purchaser that they are held by or to the order of the relevant Company;

         (vi) (except in the case of Baltic II and Baltic III) the written resignations of the directors and the other officers from their respective offices in the relevant Company, with written acknowledgements under seal from each of them in such form as the relevant Purchaser requires that he or she has no claim against the relevant Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any grounds whatsoever; and

         (vii) (in the case of Lorenton Limited, AerFi BM Limited, Ergo Leasing Limited and Indigo Aviation Ireland Limited and Indigo Aviation (Leasing) Limited) resolutions of the members (A) to change the names of those Companies to Gustav Leasing XIII Limited, Gustav Leasing XII Limited, Gustav Leasing XIV Limited and Gustav Leasing X Limited and Gustav Leasing XI Limited respectively; (B) to change the Memorandum and the Articles of Association of each of the said Companies to conform with those as agreed with AerCo; (C) (in the case of Lorenton Limited and AerFi BM Limited) to change the issued share capital of each Company by the issue of 2 further shares of US $1 each for the purpose of redeeming and cancelling the two issued Euro deferred shares in the share capital of those Companies; (D) (in the case of Ergo Leasing Limited) to create additional authorised Dollar share capital of US$1,000,000 divided into 1,000,000 ordinary shares of $1 each; and (E) in the case of Indigo Aviation Ireland Limited to increase its authorised share capital to US$1,000,000 divided into 1,000,000 ordinary shares of $1 each.

(b) in the case of a Non-US Company, a board meeting of the relevant Non-US Company shall be held at which:-

         (i) such persons as the relevant Purchaser may nominate shall be appointed additional directors or equivalent officers of such Company;

         (ii) the transfers referred to at paragraph 3(a)(i) shall be approved (subject to stamping, if chargeable with stamp duty);

         (iii) the resignations referred to in paragraph 3(a)(vi) shall be submitted and accepted;

(c) in the case of AerFi POL, a board meeting of AerFi POL shall be held at which the resignations referred to in paragraph 3(a)(vi) shall be submitted and accepted, and such persons as the relevant Purchaser may nominate shall be appointed additional directors or equivalent officers of AerFi POL; and

(d)      the amounts payable on Closing under Clause 2.2 shall be discharged by
         (i) with respect to any cash portion, by wire transfer in immediately available funds to such bank account(s) as the relevant Seller(s) shall have specified by written notice to the relevant Purchaser not later than five (5) Business Days prior to the Closing Date) and (ii) the issuance of the D Notes and the E Notes (in the case of a Closing on the Offering Closing Date) or adjustment (in the case of a Closing on a date subsequent to the Offering Closing Date), to the outstanding principal balance of the D Notes and the E Notes, as described in Clause 2.2 above.

4.       CALCULATION DATE PAYMENTS

         The Sellers acknowledge and agree with the Purchasers that the Purchasers have relied on the Sellers' representations and agreements set forth in Clause 8 and AerFi's undertaking in Clause 5 that it will use its reasonable commercial efforts to meet all conditions precedent to the transfer of the Remaining Companies with the Remaining Aircraft prior to 10 July 2001 and that AerCo has obtained financing for the purpose of purchasing all of the Remaining Companies with the Remaining Aircraft. The parties agree that, in order to put AerCo in the economic position that it would be in if the Remaining Companies with the Remaining Aircraft were all transferred to the Purchasers on the Offering Closing Date, and in consideration for such reliance, for each Remaining Aircraft, (a) on each Calculation Date occurring prior to the Closing Date of the sale of the Shares of the Remaining Company owning such Remaining Aircraft or the Non-Delivery Date with respect to such Remaining Aircraft or Remaining Company, AerFi shall pay to AerCo an amount equal to the Rent Payment for the Rent Transfer Period ending on such Calculation Date, and (b) on the Payment Date next succeeding the Calculation Date (a "REIMBURSEMENT DATE"), AerCo shall pay to AerFi the Rent Payment Reimbursement Amount. On the Calculation Date next following the Closing Date of the sale of the Shares in the Company owning a Remaining Aircraft or a Non-Delivery Date with respect to a Remaining Aircraft, AerFi shall pay to AerCo all Rent Payments relating to such Remaining Aircraft received for the period from and including the immediately preceding Calculation Date (or if none, the Offering Closing Date) to but excluding such Closing Date or Non-Delivery Date, as the case may be (the "END PERIOD") and, on the following Reimbursement Date, AerCo shall pay to AerFi interest received on all funds in the Aircraft Purchase Account during such End Period referable to the Aircraft and an amount equal to the interest, if any, on the D and E Notes which would actually have been payable on the Payment Date next succeeding such Calculation Date had the principal amount of the D and E Notes allocable to such Remaining Aircraft been outstanding during such End Period. If at any time following the Closing Date or Non-Delivery Date with respect to a Remaining Company or Remaining Aircraft, the Sellers receive any Rent Payment in respect of any period ending on such Closing Date or Non-Delivery Date or, if any at time following the Closing Date with respect to a Remaining Company or Remaining Aircraft, the Seller(s) shall receive any Maintenance Rent in respect of such Remaining Company or Remaining Aircraft, AerFi shall, promptly upon receipt thereof, pay such amount to AerCo.

         Except as otherwise provided in this Clause 4, neither AerFi nor AerCo shall have any obligation to make any payments with respect to a Remaining Aircraft pursuant to this Clause 4 to the extent such payments relate to any period following the earlier of the Closing Date of the sale of the Shares in the Company owning such Remaining Aircraft and the Non-Delivery Date for such Remaining Aircraft or Remaining Company.

5.       ADDITIONAL AerFi OBLIGATIONS WITH RESPECT TO REMAINING AIRCRAFT

         AerFi shall be fully responsible for payment of all Lease Expenses and Required Maintenance Expenses with respect to each Remaining Aircraft during the period from the Offering Closing Date until the earlier of
         (a) a Non-Delivery Date with respect to that Remaining Aircraft and (b) the Closing Date of the sale of the

         Shares in the Company owning that Remaining Aircraft. AerFi represents and covenants with AerCo that it shall use its reasonable commercial efforts to ensure that all Aircraft not owned by Companies the Shares in which are transferred to the Purchasers on the Offering Closing Date are transferred to the Purchasers prior to 10 July 2001. AerFi acknowledges that such efforts may involve the payment of money by AerFi to release certain liens on such Aircraft and the obtaining of certain consents. AerFi agrees to keep AerCo informed of its progress in meeting the conditions to the transfer of each such Aircraft and to notify AerCo immediately if AerFi reasonably believes that it will have to deliver a Termination Notice with respect to any Remaining Aircraft or Remaining Company or proposes delivery of a Substitute Aircraft. In addition, prior to the Closing Date or, as the case may be, Non-Delivery Date occurring, AerFi agrees to provide AerCo on each Calculation Date with a written report of the following information with respect to each Remaining Aircraft: gross lease receipts received from each Lessee of a Remaining Aircraft with a breakdown between rental payment and Maintenance Reimbursement Amount, security deposits and the form in which they are held, maintenance claims and payments and status thereof, Required Maintenance Expenses, Lease Expenses, amounts overdue from each Lessee of a Remaining Aircraft (with explanation of why amounts are overdue and description of communications with such Lessee) and any other material information relating to each Remaining Aircraft.

6.       SUBSTITUTION AND TERMINATION

6.1 SUBSTITUTION: AerCo may in its sole discretion agree to accept a Substitute Aircraft proposed by AerFi provided that (a) such Substitute Aircraft (i) is no more than seven years old as of 17 July, 2000, (ii) is subject to an operating lease contract, or letter of intent for an operating lease contract, that is to become effective within 90 days after the signing of such letter of intent, (iii) is of the same type as the undelivered Aircraft and (iv) does not give rise to a Concentration Default and (b) AerCo shall have received a Rating Agency Confirmation (as defined in the Notes Indenture) with respect to such substitution. AerFi shall have obtained an appraisal of the Base Value of such Substitute Aircraft from the Appraisers as of the date which is no more than 30 days prior to the Closing Date with respect to the relevant Remaining Company.

6.2 TERMINATION: If AerFi determines with respect to any Remaining Aircraft or Remaining Company that, using its reasonable commercial efforts, it will not be able to meet the conditions set forth in Clause 13 hereto with respect to the transfer of such Remaining Aircraft or Remaining Company and will not be able to provide a Substitute Aircraft acceptable to AerCo, AerFi shall give written notice to AerCo to that effect (each such notice a "TERMINATION NOTICE"), specifying the Remaining Aircraft or Remaining Company to which such Termination Notice applies and the reasons for its inability to meet such conditions. Upon the delivery of such Termination Notice, the obligations of the relevant Seller(s) to transfer such Remaining Aircraft or to sell the Shares of that Remaining Company to the relevant Purchaser shall terminate and no party shall have any liability to any other party, whether under this Agreement, the Deed of Tax Indemnity or any other Transaction Document, in relation to such Remaining Aircraft or Remaining Company, subject to payment of amounts described in

         Clause 4 hereof and except to the extent of any obligation accruing prior to such date and except as provided in Clause 9.

7.       NON DELIVERY EVENTS

7.1      DEFINITION: A "NON DELIVERY EVENT" shall occur:--

         (a) with respect to a particular Remaining Aircraft, upon delivery of a Termination Notice with respect to such Aircraft, and

         (b) with respect to all Remaining Aircraft at such time, upon the earliest to occur of:

                  (i) failure of AerFi to make any of the payments described in Clause 4 or failure of any Seller to make when due any payment for which it is liable under Clause 9.2 within the time period set forth in such Clause;

                  (ii) AerFi becoming or being declared insolvent, or an examiner or receiver or liquidator or similar officer being appointed over AerFi or over all or a substantial part of its assets, or AerFi making an arrangement for the benefit of its creditors generally or AerFi taking steps (or steps being taken and not discharged within 21 days) for the winding up or dissolution of AerFi or for the appointment of an examiner to it;

                  (iii) an event or condition which results in the acceleration of the maturity of indebtedness of AerFi exceeding in the aggregate $10,000,000;

                  (iv) failure by the Sellers to comply with any of the covenants, obligations, conditions or provisions binding on them under this Agreement (other than as described in (i) above) if such failure materially adversely affects the ability of AerCo to make payments on the Notes (as defined in the Notes Indenture) and continues for a period of 30 days or more after written notice thereof has been given to AerFi by AerCo; and

                  (v)      10 July 2001.

7.2 EFFECT OF NON DELIVERY EVENT: This Agreement shall terminate upon a Non Delivery Event described in Clause 7.1(a) with respect to the last Remaining Aircraft or upon a Non Delivery Event described in Clause 7.1(b). Upon such termination, AerFi and AerCo shall make the payments required under Clause 4 to the extent of amounts accrued since the last Calculation Date and shall have no further obligations hereunder except to the extent of any obligation accruing prior to such date and except as provided in Clause 9.

8.       REPRESENTATIONS AND WARRANTIES OF SELLERS

8.1 WARRANTIES IN TERMS OF SCHEDULE 3: In relation to each Company and subject to such matters as are contained in the Disclosure Letter (as updated pursuant to Clause 12.1), the Sellers and each of them, jointly and severally, hereby represent, warrant and undertake to the Purchasers (a) as of the date hereof in the terms of all of the Warranties (other than those Warranties which are made as of another date) set out in Schedule 3 and
         (b) as at the Closing Date of the sale of the Shares in that Company, in the terms of all of the Warranties set out in Schedule 3 but only in relation to that Company.

8.2 SEPARATE AND INDEPENDENT: Each of the Warranties shall be construed as a separate and independent representation and warranty and shall not be limited or restricted by reference to the terms of any other provision of this Agreement or any other Warranty.

8.3      NOTICE AND REMEDY FOR BREACH:

         (a) At any time after the Closing of the sale and purchase of the Shares in any Company, upon becoming aware of any breach of Warranty, the relevant Purchaser shall be entitled to deliver to the relevant Seller(s) a notice specifying the Warranty or Warranties which is or are untrue or incorrect by reference to the facts and circumstances subsisting at the Closing with details of such facts or circumstances (a "BREACH NOTICE").

         (b) The relevant Seller(s) shall, on receipt of a Breach Notice, have a period of 30 days (or such longer period as the relevant Purchaser may agree) from the date of receipt of the Breach Notice to remedy the matter giving rise to the breach of Warranty (if capable of remedy) specified in such Breach Notice.



8.4 DISCLAIMER: SAVE AS EXPRESSLY PROVIDED IN CLAUSE 4 AND SCHEDULE 3 HEREOF, THE SELLERS MAKE NO WARRANTIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO THE AIRCRAFT OR ANY OF THEM. EACH PURCHASER HEREBY WAIVES RELEASES AND RENOUNCES ALL WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLERS INCLUDING BUT NOT LIMITED TO (1) ANY IMPLIED WARRANTY AS TO THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, CONDITION, DESIGN, USE OR OPERATION OF THE AIRCRAFT OR ANY PAST PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE OR OTHERWISE, (2) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT (INCLUDING STRICT LIABILITY), AND (3) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, FOR ANY LIABILITY OF ANY LESSEE TO ANY THIRD PARTY, FOR ANY LIABILITY OF THE PURCHASER TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; AND ALL SUCH WARRANTIES, GUARANTEES, REPRESENTATIONS, OBLIGATIONS,

         LIABILITIES, RIGHTS, CLAIMS OR REMEDIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

9.       INDEMNITIES

9.1 PURCHASER INDEMNITY: The Purchasers hereby jointly and severally agree to indemnify the Sellers and their Affiliates, and any of their successors and assigns, officers, directors, servants, agents and employees (each a "PURCHASER INDEMNITEE") from and against any claims, damages, losses, costs, expenses, fees (including counsel's fees), payments, demands, liabilities, actions, proceedings, penalties or fines (together, the "LOSSES") which any Purchaser Indemnitee may incur or suffer, (i) in relation to any Aircraft to the extent it arises out of a loss or liability relating to acts or omissions (other than acts or omissions of a Purchaser Indemnitee) after the Closing Date of the sale of the Shares in the Company owning such Aircraft, or (ii) in relation to any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Purchasers pursuant to this Agreement (together the "PURCHASER Indemnity"), provided that:-

         (a) such loss or liability would exceed in the aggregate US$4 million and, in such event, subject to Clause 10 hereof, the Purchaser agrees to indemnify for the full amount of such loss or liability; and

         (b) the Purchaser Indemnity shall not extend to any claim on account of any Taxes occasioned by any delivery of Aircraft.


9.2 SELLER INDEMNITY: The Sellers hereby jointly and severally agree to indemnify the Purchasers and their Affiliates, and any of their successors and assigns, officers, directors, servants, agents and employees (each a "SELLER INDEMNITEE" and, together with the Purchaser Indemnitees, the "INDEMNIFIED PARTIES") against any Losses arising out of or resulting from:-

         (a)      the breach by the Sellers of any Warranty;

         (b) the breach of any covenant or agreement contained in this Agreement by the Sellers; and

         (c) non-agreed Liabilities of any Company not reflected on the Reference Balance Sheet of that Company, whether arising before or after the Closing Date of the sale of the Shares in that Company, that are directly caused by any action or inaction on the part of the Company prior to such Closing Date other than any actions or inactions in the ordinary course of the business of the relevant Company, in each case whether or not any action, investigation, litigation or proceeding relating thereto is brought by the Purchasers, the Sellers or any other Seller Indemnitee and whether or not a Seller Indemnitee is otherwise a party thereto. To the extent that the Sellers' undertakings in this Clause 9.2 may be unenforceable, the Sellers shall jointly and severally contribute the maximum amount that they are permitted to contribute under any applicable law to the payment and satisfaction of all Losses incurred by the Purchasers or any Company which any Seller Indemnitee may incur or suffer, provided that the indemnity contained in this Clause 9.2 shall not extend to or cover any liabilities or claims for Losses resulting from, incurred in connection with or arising from a Tax liability (it being the intention of the parties that claims in respect of Tax would be the subject matter of the Deed of Tax Indemnity).

9.3      NOTICE OF CLAIMS:

         (a) An Indemnified Party shall give the Purchasers or the Sellers (as the case may be) (the "INDEMNIFYING PARTY") notice of any matter which such Indemnified Party has determined has given, or could give, rise to a right of indemnification under this Agreement, within sixty (60) days of such determination. The notice shall state the amount of the Loss, if known, and the method of its calculation and shall contain a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

         (b) If an Indemnified Party receives written notice of any third party claim or potential claim ("THIRD PARTY Claim") against it which is or may be the subject of a claim by it under the Purchaser Indemnity or the Seller Indemnity (as the case may be), the obligations and liabilities of the Indemnifying Party under this Clause 9 shall be subject to the following terms and conditions:-

                  (i) the Indemnified Party shall give written notice thereof to the Indemnifying Party within thirty (30) days of receipt of such notice provided that failure to give such notice shall not release the Indemnifying Party from any of its obligations under this Clause 9 except to the extent such Indemnifying Party has been released from any other obligation or liability that it may have to an Indemnified Party otherwise than under this Clause 9;

                  (ii) the Indemnifying Party shall be entitled to assume and control the defence of such Third Party Claim and take such further action to contest, resist or appeal the validity, applicability and amount of such claim in appropriate administrative or judicial proceedings either:-

                           (A) in the name of the Indemnified Party (provided the Indemnifying Party shall indemnify and secure the Indemnified Party to its reasonable satisfaction against all losses costs damages and expenses which may be incurred thereby), or

                           (B)      in its own name,

                  in either case, at its own expense and through retaining legal advisers of its choice provided that it gives notice of its intention to do so to the Indemnified Party within five (5) days of receipt of the notice of such Third

                  Party Claim from the Indemnified Party; provided however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgement of the Indemnified Party, in its sole and absolute discretion, for the same legal advisers to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own legal advisers, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises its right hereunder to undertake the defence of any such Third Party Claim, the Indemnified Party shall co-operate with the Indemnifying Party in such defence as is reasonably required by the Indemnifying Party. In the event that the Indemnified Party is, directly or indirectly, conducting the defence against any such Third Party Claim, the Indemnifying Party shall co-operate with the Indemnified Party in such defence as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party and no such Third Party Claims may be settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

9.4 TO BE MADE FREE FROM DEDUCTIONS: All sums payable under or pursuant to the Purchaser Indemnity or the Seller Indemnity shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law the Indemnifying Party shall be obliged to pay to the Indemnified Party such sums as will after such deduction or withholding have been made leave the Indemnified Party with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding together with interest on the amount payable by the Indemnifying Party under this sub-clause at a rate equal to the rate of interest applicable to the AerCo Group Class D Notes (as defined in the Notes Indenture) in respect of the period commencing on the date upon which payment of the full amount was due until payment by the Indemnifying Party of such amount is made (both before and after judgement). If any sum payable by the Indemnifying Party under or pursuant to the Purchaser Indemnity or the Seller Indemnity is subject to tax in the hands of the Indemnified Party the same obligation to make an increased payment shall apply in relation to such tax liability as if it were a deduction or withholding required by law. For the avoidance of doubt, the parties hereby agree and confirm that any Indemnifying Party shall not be under any obligation to make any payment to any Indemnified Party under this Clause 9.4 to the extent that the Indemnified Party would be in a better position than if no payment by way of indemnity was required to be made.

10.      LIMITATIONS ON WARRANTIES AND INDEMNITIES

10.1 TIME LIMIT ON CLAIMS: No claim arising out of the sale of the Shares in any Company shall be brought by the Purchasers in respect of any breach of the

         Warranties or under or pursuant to the Seller Indemnity unless notice in writing of such claim (specifying in reasonable detail (a) the event matter or default which gives rise to the claim, (b) the breach that results and (c) the amount claimed) has been given to the Sellers not later than, in the case of a tax Warranty, 17 July 2007 or, in the case of any other Warranty, three years from the Closing Date of the sale of the Shares in the relevant Company.

10.2 FINANCIAL LIMIT ON CLAIMS: Notwithstanding anything to the contrary contained in this Agreement, the Deed of Tax Indemnity, or the Aircraft Purchase Agreements the maximum aggregate liability of:--

         (a) the Sellers and their Affiliates arising out of or resulting from or by reason of any claims under or pursuant to (i) the Warranties, (ii) the Seller Indemnity (iii) the Deed of Tax Indemnity, (iv) the Aircraft Purchase Agreements and/or (v) this Agreement shall not exceed US$175 million; and



         (b) the Purchasers arising out of or resulting from or by reason of any claims under or pursuant to the representations and warranties contained in this Agreement or the Purchaser Indemnity shall not exceed US$4 million.

         Each of the Sellers hereby agrees that, with respect to any claim under a Purchaser Indemnity, the Seller shall be entitled to payment only to the extent that all amounts payable in items "First" through "Twenty-Seventh" in Section 3.08(a) of the Notes Indenture have been paid in full.

10.3 EXCLUSION OF SMALL CLAIMS: The Sellers shall only be liable in respect of any claim brought by the Purchaser for a breach of the Warranties or Seller Indemnity if the aggregate liability of the Sellers for such claims, when aggregated with any claims under the Deed of Tax Indemnity, would exceed in aggregate US$4.25 million (the "THRESHOLD"). In the event that such claim or claims exceed the Threshold, the Sellers shall be liable (subject to Clause 10.2(a)) for the full amount of such claim.

10.4 RETROSPECTIVE LEGISLATION: The Sellers shall not be liable for any breach of any of the Warranties if such breach arises as a result of any statute, enacted or any amendment, modification or order made or statutory instrument passed or the occurrence of any analogous event after the date of this Agreement.

10.5 LIABILITY OF SKYSCAPE: The Purchasers hereby acknowledge that Skyscape is a party to this Agreement in its capacity only as holder of shares in the Irish Companies as nominee for AerFi. Skyscape's maximum liability to the Purchasers in respect of any claims under this Agreement (including any breaches of Warranty or under the Seller Indemnity) or under the Deed of Tax Indemnity shall be limited to IR(pound)1.

10.6 LIABILITY OF KB FLYGPLANET: The Purchasers hereby acknowledge that KB Flygplanet is a party to this Agreement in its capacity only as holder of membership interests in Baltic II and Baltic III as a nominee of Indigo Aviation. KB Flygplanet's maximum liability to the Purchasers in respect of any claims under this Agreement (including any breaches of Warranty or under the Seller Indemnity) or under the Deed of Tax Indemnity shall be limited to IR(pound)1.

11.      REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         WARRANTIES IN TERMS OF SCHEDULE 4: The Purchasers hereby jointly and severally represent, warrant and undertake to the Sellers and each of them in the terms of the Purchaser Warranties.

12.      ADDITIONAL COVENANTS AND AGREEMENTS

12.1 FURTHER ACTION: At the request of the Purchasers, the Sellers and each of them shall (and shall procure that any other necessary parties shall) execute and do all such documents, acts and things as may reasonably be required by any Purchaser subsequent to the date hereof and to any Closing of the sale of Shares to that Purchaser in order to perfect the right, title and interest of the relevant Purchaser to and in any Shares which have been purchased by it and to procure the registration of the relevant Purchaser and/or its nominee(s) as the registered holder(s) of the relevant Shares. The Sellers shall deliver supplements to the Disclosure Letter as and when necessary to ensure that information therein relating to the Remaining Aircraft is accurate and current.

12.2 INSURANCE: Each Purchaser covenants and agrees to use its best endeavours to procure or to cause the Lessees of all Aircraft owned by any Company acquired by either Purchaser pursuant to this Agreement to continue to maintain in accordance with the terms of the Leases until the third anniversary of the Closing Date of the sale of the Shares in that Company, insurances relating to the Aircraft naming as additional insureds those of the Sellers or their Affiliates, or any existing Servicer of any of them, who are named as insureds on the insurance policies in effect at the applicable Closing Date. In the event that any such existing insurance coverage in respect of the Sellers or their Affiliates, or any existing Servicer, cannot be maintained, the Purchasers shall provide written notice to the Sellers before such coverage is terminated.

12.3 MANUFACTURERS' WARRANTIES/ FURTHER ASSURANCE: The Sellers agree to assign, or, as appropriate, to use their best endeavours to procure that their Affiliates assign to the relevant Company, to the extent permitted by law, any rights and benefits under any manufacturers' warranties still in effect to the extent that they (a) relate to the Aircraft owned or acquired by that Company and (b) have not already been assigned to the relevant Company. After the date of this Agreement and each applicable Closing Date, the Purchasers and the Sellers agree to take all appropriate action which may be reasonably necessary or advisable to carry out any of the provisions hereof; provided that, with respect to carrying out the assignments referred to in the preceding sentence, the Sellers shall not be obliged to seek the consent of any such manufacturer.

13.      CONDITIONS

13.1 CONDITIONS TO OBLIGATIONS OF SELLERS: The obligations of the Sellers under this Agreement in relation to the sale of the Shares in any Company are conditional upon satisfaction of the following conditions and the conditions specified in Section 3(d) hereof on or prior to the applicable Closing of the sale and purchase of the Shares in that Company:--

         (a) (if the Company is incorporated in Ireland) compliance with rules regarding provision of financial assistance in Ireland;

         (b) the Company being the owner of the Aircraft specified in the applicable Delivery Notice;

         (c) all authorisations, consents, orders and approvals of Government Authorities and officials listed in the Disclosure Letter (as updated pursuant to Clause 12.1 hereof) having been obtained in form and substance reasonably satisfactory to the Sellers;

         (d) the representations and warranties of the Purchasers contained in Schedule 4 of this Agreement being true and correct when made and being true and correct in all material respects as of the applicable Closing Date, other than such representations and warranties as are made as of another date, and the covenants and agreements contained in this Agreement to be complied with by the Purchasers on or before Closing having been complied with in all material respects, and the Sellers having received a duly executed certificate of the Purchasers to such effect as of the date of such Closing;

         (e) no Action having been commenced by or before any Governmental Authority against any of the Sellers, the Purchasers, the Companies or any of them seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Sellers, is likely to render it impossible or unlawful for any of the parties to perform their obligations hereunder, provided however that this condition shall not apply to any Action directly or indirectly solicited or encouraged by the Sellers;

         (f) the relevant Purchaser having performed or having satisfied in all material respects all covenants, agreements and conditions on its part to be performed or satisfied by it under this Agreement and, to the extent required to be satisfied on or prior to the applicable Closing Date, the Other Transaction Documents and Related Documents to which it is a party, and no material default having occurred and being still in existence, or resulting from the execution, delivery or performance of this Agreement under any Other Transaction Document;

         (g) the Note Purchase Agreement having been duly entered into on terms satisfactory to the Sellers and having become unconditional in all respects save for any conditions relating to this Agreement or the satisfaction of the conditions precedent hereunder;

         (h) receipt of a certified copy resolution of the board of directors of each Purchaser duly authorising the execution, delivery and performance by that Purchaser of this Agreement and the Deed of Tax Indemnity and the transactions contemplated hereby and thereby; and

         (i) receipt of a certificate of a director or of the secretary or assistant secretary of each Purchaser certifying the names and signatures of each of the directors or other officers of that Purchaser authorised to sign this Agreement and the Deed of Tax Indemnity and the documents to be delivered, hereunder and thereunder.

13.2 CONDITIONS TO OBLIGATIONS OF PURCHASERS: The obligations of the Purchasers under this Agreement in relation to the purchase of the Shares in any Company are conditional upon satisfaction of the following conditions and the conditions specified in Clauses 3(a), 3(b) and 3(c) hereof with respect to that Company on or prior to the Closing of the sale and purchase of the Shares in that Company, none of which may be waived unless AerCo has obtained a Rating Agency Confirmation (as defined in the Notes Indenture), provided that the Warranties of the Sellers shall only be made with respect to the Company or Companies which is or are being transferred to the Purchasers on such Closing Date:-

         (a) (if the Company is incorporated in Ireland) compliance with rules regarding provision of financial assistance in Ireland;

         (b) the Company being the owner of the Aircraft specified in the applicable Delivery Notice;

         (c) delivery by AerFi to AerCo of a certificate signed by a director or officer of AerFi certifying the amount of Company Debt of that Company as at the Reference Balance Sheet Date;

         (d) all authorisations, consents, orders and approvals of Government Authorities and officials listed in the Disclosure Letter (as updated pursuant to Clause 12.1 hereof) having been obtained in form and substance reasonably satisfactory to the relevant Purchaser;

         (e) subject to such matters as may be disclosed in the Disclosure Letter (as updated pursuant to Clause 12.1), the Warranties being true and correct as of the applicable Closing Date (and in the case of Warranties relating to the Pro-Forma Balance Sheets, as of the Offering Closing Date), other than such Warranties as are made as of another date and the covenants and agreements contained in this Agreement to be complied with by the Sellers on or before the relevant Closing having been complied with in all material respects in relation to the Company and the Purchasers having received a duly executed certificate from the Sellers to such effect as of the date of such Closing;

         (f) no Action having been commenced or threatened by or before any Governmental Authority against the Sellers, the Purchasers, the Companies or any of them seeking to restrain or materially and adversely alter the transactions contemplated hereby which the Purchasers reasonably believe is likely to render it impossible or unlawful for any of the parties to perform their obligations hereunder or which could have a Material Adverse Effect and the Purchasers having received a duly executed certificate of the Sellers to such effect in regard to the Sellers and the Companies; provided however that this condition shall not apply to any Action solicited or encouraged by the Purchasers;

         (g) receipt of a certified copy resolution of the board of each of the Sellers duly authorising the execution, delivery and performance by the Sellers of this Agreement and the Deed of Tax Indemnity and the transactions contemplated hereby and thereby;

         (h) receipt of a certificate of a director or the secretary or assistant secretary of each of the Sellers certifying the names and signatures of each of the officers of the Sellers authorised to sign this Agreement and the Deed of Tax Indemnity and the documents to be delivered thereunder;

         (i) the relevant Seller(s) having delivered to the relevant Purchaser a certificate of solvency in the relevant form set out in Schedule 6A, 6B, 6C or 6D or such other form as may be agreed with the relevant Purchaser on the date hereof and on each Closing Date;

         (j) the Note Purchase Agreement and Other Transaction Documents relating to the relevant Company having been duly entered into and having become unconditional in all respects save for any conditions relating to this Agreement or the satisfaction of the conditions precedent hereunder;

         (k) insofar as not already provided to the relevant Purchaser or held by the relevant Company, receipt by AerCo of:-

                  (i) the Aircraft Purchase Agreements relating to the Aircraft owned by the relevant Company;

                  (ii) the Leases relating to the Aircraft owned by the relevant Company or confirmation (in terms satisfactory to the relevant Purchaser) that same are or will be held to the order of the relevant Purchaser or the relevant Company; and

                  (iii) delivery acknowledgements or bills of sale evidencing the title of the relevant Company to the relevant Aircraft provided that nothing in this Clause shall compel the Sellers to produce any original bills of sale at any location in the United Kingdom;

         (l) the relevant Purchaser having determined that each member of the Seller Group has performed or caused to have performed on or prior to the applicable Closing Date each covenant, agreement, delivery or condition to be performed or satisfied under all of the Leases relating to the Aircraft owned by the relevant Company on or prior to the applicable Closing Date, the non-performance of which, taken as a whole, would materially affect the decision of a reasonable purchaser of the Notes to purchase the Notes;

         (m) receipt of certified copies of the reports of the Appraisers (including, if applicable, with respect to Substitute Aircraft);

         (n) receipt of a counterpart of the Deed of Tax Indemnity duly executed by the Sellers;

         (o) receipt of the Disclosure Letter (including any supplements to the applicable Closing Date) in form and substance reasonably satisfactory to the Purchasers;

         (p) receipt of an opinion of the Insurance Adviser with respect to the Aircraft owned by the Company;

         (q) receipt of evidence satisfactory to the relevant Purchaser that any mortgage, charge, pledge of or other security over the Shares in the relevant Company has been released;

         (r) the Sellers having performed and observed to the satisfaction of the Purchasers all of the terms and provisions of this Agreement to be performed and observed by the Sellers, this Agreement not having been cancelled or terminated, and there having been no amendment or modification of this Agreement or any waiver of any default hereunder;

         (s) only with respect to the transfer of the AerFi POL Stock, delivery of an opinion of Morris James Hitchens & Williams LLP in form and substance satisfactory to AerCo USA;

         (t) only with respect to the sale of Shares in the Irish Companies, delivery of a mortgage of shares, substantially in the form of Exhibit B attached hereto, together with a legal opinion in form and substance satisfactory to AerCo with respect to the title of the mortgagor to the Shares to be mortgaged; and

         (u) only with respect to the sale of Shares in Baltic II and Baltic III, delivery by AerCo of a mortgage of membership interests, substantially in the form of Exhibit C attached hereto together with a legal opinion in form and substance satisfactory to AerCo with respect to the title of the mortgagor to the Shares to be mortgaged.

13.3 LEGAL OPINIONS: The Sellers shall deliver to the Purchasers on the Offering Closing Date each of the opinions required to be delivered pursuant to the Note Purchase Agreement. On each subsequent Closing Date the relevant Sellers shall deliver to the Purchasers a legal opinion, in form and substance satisfactory to AerCo, in relation to the title of the relevant Sellers to the Shares to be sold on that Closing Date from local counsel to the Sellers

13.4 FURTHER CONDITION AND AGREEMENT: The obligations of the Sellers and the Purchasers under this Agreement are further conditional upon no change having occurred after the date of this Agreement in any applicable law which would make it illegal for any party to this Agreement or the Other Transaction Documents or Related Documents to perform any of their respective obligations under this Agreement or such Other Transaction Documents or Related Documents; provided, however, that if any such change has occurred in relation to this Agreement, the parties shall co-operate and for such purposes use all reasonable endeavours to restructure their respective obligations under this Agreement so as to avoid the aforementioned illegality.

14.      MISCELLANEOUS

14.1 WAIVER: The Sellers or the Purchasers may extend the time for the performance of any of the obligations or other acts of the other parties. Any such extension shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The Sellers may waive any inaccuracies in the representations and warranties of the Purchasers or any condition to the Closing of the sale of the Shares of any of the Companies. The Purchasers may waive any inaccuracies in the representations and warranties of the Sellers made on any Closing Date or any condition to the Closing of the sale of the Shares of any of the Companies only with the approval in writing of the Trustee under the Notes Indenture and after having obtained a Rating Agency Confirmation (as defined in the Notes Indenture). Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure by any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

14.2 EXPENSES: Except as otherwise specified in this Agreement, each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made, whether or not any Closing shall have occurred.

14.3 NOTICES: Every notice, request, demand or other communication under this Agreement shall:-

         (a) be in writing delivered personally, or by prepaid courier delivery services such as Federal Express, DHL or other similar services, or by telex (but only where being sent to a party for whom a telex number is stated in paragraph (c) below) or facsimile (confirmed, in the case of facsimile, by prepaid airmail letter sent within 24 hours of dispatch but so that non-receipt of such confirmation shall not affect in any way the validity of the facsimile in question);

         (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a facsimile or telex, at the time of dispatch with confirmed answerback of the addressee appearing at the beginning and end of the communication, (provided, however, that, in the case of a facsimile, if the date of dispatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), and in the case of a letter, when delivered personally; provided, however, that if personal delivery or delivery by courier of a notice is tendered but refused, such notice shall be effective upon such tender; and

         (c)      be sent:-

                  if to the Sellers, to:

                                        Aviation House
                                        Shannon
                                        Co Clare
                                        Ireland
                                        Attn: Company Secretary
                                        Facsimile: 00 353 61 360 220

                  if to the Purchasers, to:

                                        22 Grenville Street
                                        St Helier
                                        Jersey JE4 8PX
                                        Channel Islands
                                        Attn: Mourant & Co. Secretaries Limited
                                        Facsimile: 0044 1534 609 333,

                  with a copy to AerFi Administrative Services Limited as Administrative Agent at Aviation House, Shannon, Co Clare, Ireland, Attn: Company Secretary, Facsimile: 00 353 61 360503.

14.4 SEVERABILITY: If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are effected as originally contemplated to the greatest extent possible.

14.5 ASSIGNMENT: This Agreement shall be binding upon and enure to the benefit of the successors of the parties but shall not be assignable by either the Sellers or the Purchasers without the express written consent of the other parties (which consent may be granted or withheld in the sole discretion of such other parties) provided however that the Purchasers may assign this Agreement to an Affiliate of AerCo without the consent of the Sellers.

14.6 AMENDMENT: This Agreement may not be amended except (a) by an instrument in writing signed by or on behalf of the Sellers and the Purchasers or (b) by a waiver in accordance with clause 14.1 hereof.

14.7     APPLICABLE LAW AND JURISDICTION:

         (a) This Agreement shall be governed by and construed in accordance with the laws of Ireland, except that the Warranties relating to AerFi POL set out in Part 2 of Schedule 3 and the definition of "SOLVENCY" as it relates to AerFi POL shall be interpreted in accordance with the laws of the State of New York.

         (b) Each of the parties hereby submits to the non-exclusive jurisdiction of the courts of Ireland. The Purchasers hereby irrevocably:-

                  (i) waive any objections on the ground of venue or forum non conveniens or any similar grounds; and

                  (ii) consent to service of process by mail or in any other manner permitted by applicable law.

         (c) Each Purchaser and each Seller shall at all times maintain an agent for service of process in Ireland. Each Purchaser and each Seller appoints AerFi Administrative Services Limited, of Aviation House, Shannon, Co Clare, Ireland, Attn: Company Secretary, as such agent. Any writ, judgement or other notice of legal process issued out of the courts in Ireland in respect of this Agreement shall be sufficiently served on a Purchaser or Seller if delivered to such agent at its address for the time being. Each Purchaser and each Seller undertakes not to revoke the authority of the above agent and if, for any reason, such agent no longer serves as agent of a Purchaser or Seller, that Purchaser or Seller shall promptly appoint another such agent and advise the other parties thereof.

14.8 SURVIVAL AFTER CLOSING: The provisions of this Agreement in so far as the same shall not have been performed at any Closing shall remain in full force and effect notwithstanding such Closing.

14.9 COUNTERPARTS: This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on the date written above.





Signed by ___________________________
the duly authorised attorney
of AERFI GROUP PLC
in the presence of:





Signed by ___________________________
the duly authorised attorney
of SKYSCAPE LIMITED
in the presence of:





Signed by ___________________________
for and on behalf
of AERFI INC.
in the presence of:





Signed by ___________________________
for and on behalf
of INDIGO AVIATION AB
in the presence of:

Signed by ___________________________
for and on behalf
of KOMMANDITBOLAGET FLYGPLANET XII
in the presence of:






Signed by ___________________________
for and on behalf
of AERCO LIMITED
in the presence of:






Signed by ___________________________
for and on behalf
of AERCO USA INC.
in the presence of:

                                    EXHIBIT A

                                       TO

                           PURCHASE PRICE ADJUSTMENTS

                            SHARE PURCHASE AGREEMENT

For each of the first 15 Aircraft which are delivered by the Sellers to the Purchasers, the allocable amount (Schedule 1 - Column V) which would otherwise be paid from the Aircraft Purchase Account to or at the direction of the relevant Sellers for such Aircraft will be reduced pursuant to the Adjustment Delivery Factor Schedule (Schedule 2) and the principal amount of the E Notes allocable to such Aircraft (Schedule 1 - Column VII) will be increased by the amount of such reduction.

In the case of each Aircraft to be delivered by the Sellers to the Purchasers after delivery of the first 15 Aircraft, the allocable amount to be paid from the Aircraft Purchase Account to or at the direction of the relevant sellers for such Aircraft shall be increased, as described in the following paragraph, such that the cumulative reduction in amounts paid out of the Aircraft Purchase Account on the delivery of the first 15 Aircraft will be fully recouped over the delivery of the remaining Aircraft (assuming all 30 Aircraft are delivered) with a reduction in the aggregate principal amount of the E Notes allocable to those Aircraft (Schedule 1 - Column VII) of the same amount.

On delivery of each Aircraft delivered after delivery of the first 15 Aircraft, the allocable amount which would otherwise be paid from the Aircraft Purchase Account for such Aircraft to or at the direction of the relevant Sellers (Schedule 1 - Column V) will be increased by an amount which is equal to the product of (i) the total reduction in the amount payable from the Aircraft Purchase Account for the first 15 Aircraft as described in the first paragraph hereof and (ii) a fraction, the numerator of which is that Aircraft's Initial Appraised Value and the denominator of which is the overall appraised value of the last 15 Aircraft scheduled to be delivered (assuming all 30 Aircraft will be delivered) as described in the first paragraph hereof, provided however that an amount equal to the aggregate amount of the reductions made pursuant to the first paragraph hereof (net of any Rebates paid as of that date) shall be transferred from the Aircraft Purchase Account to the Collection Account upon a Non-Delivery Event described in Clause 7.1(b) of the Share Purchase Agreement or a Non-Delivery Event described in Clause 7.1(a) of the Share Purchase Agreement with respect to the last Remaining Aircraft. The E Notes allocable to such Aircraft (Schedule 1 - Column VII) will be reduced by the same amount.

In no case shall the overall A-E Notes allocable to any Aircraft be more or less than the relevant Aircraft's appraised value.

                                   SCHEDULE 1

                                       TO

                                    EXHIBIT A

                                     TO THE

                            SHARE PURCHASE AGREEMENT

        I             II             III                 IV                 V                 VI               VII
------------------ ---------- ------------------- ------------------ ----------------- ----------------- -----------------
    AIRCRAFT          MSN       CURRENT LESSEE       APRIL 2000       ALLOCABLE A-C      ALLOCABLE D       ALLOCABLE E
                                                   APPRAISED VALUE    NOTE ISSUANCE     NOTE ISSUANCE     NOTE ISSUANCE
      TYPE                                              $'000             $'000             $'000             $'000
------------------ ---------- ------------------- ------------------ ----------------- ----------------- -----------------
A321-200                 207  British Midland            52,103,000        42,816,379         1,439,206         7,847,415
B737-300               25041  Virgin Express             23,237,000        19,095,334           642,860         3,499,806
                              Ireland
F100                   11320  TAM                        12,783,000        10,504,612           353,096         1,925,292
F100                   11322  TAM                        12,673,000        10,414,217           350,058         1,908,725
B737-500               25789  British Airways            20,513,000        16,856,849           566,617         3,089,535
B737-300               23345  Delta                      14,530,000        11,940,234           401,352         2,188,414
B737-400               27074  Blue Panorama              26,867,000        22,078,338           742,129         4,046,533
B737-400               24901  Blue Panorama              24,597,000        20,212,934           679,426         3,704,640
B737-500               25768  Asiana                     22,433,000        18,434,636           619,652         3,378,712
B737-500               24651  Braathens SAFE             18,810,000        15,457,384           519,576         2,833,040
A320-200                 934  British Midland            40,420,000        33,215,708         1,116,494         6,087,797
MD-82                  49905  Finnair                    18,817,000        15,463,137           519,769         2,834,094
MD-82                  53245  Finnair                    21,103,000        17,341,690           582,914         3,178,397
A320-200                 354  Flying Colours             29,980,000        24,636,490           828,117         4,515,392
B737-300               24856  Frontier                   21,987,000        18,068,129           607,332         3,311,539
B737-300               26442  Frontier                   23,063,000        18,952,347           637,054         3,473,599
A320-200                 411  Flying Colours             30,617,000        25,159,954           845,713         4,611,333
B737-400               24270  Virgin Express             22,547,000        18,528,317           622,801         3,395,882
B737-400               24271  Virgin Express             22,987,000        18,889,893           634,954         3,462,152
B737-300               24834  Varig                      22,013,000        18,089,495           608,050         3,315,455
B737-300               26440  Frontier                   23,483,000        19,297,488           648,655         3,536,857
MD-82                  49931  Reno Air                   18,953,000        15,574,897           523,526         2,854,578
MD-82                  49932  Reno Air                   19,340,000        15,892,919           534,216         2,912,865
B757-200               28486  TWA                        51,320,000        42,172,938         1,417,578         7,729,484
B737-300C              24021  L'Aeropostale              21,637,000        17,780,512           597,664         3,258,824
B737-500               27153  Xiamen Airlines            20,460,000        16,813,295           565,153         3,081,552
B737-500               27155  Xiamen Airlines            19,943,000        16,388,443           550,872         3,003,685
B737-300               25604  China Southern             23,033,000        18,927,694           636,225         3,469,081
MD-82                  49570  Spanair                    17,180,000        14,117,909           474,552         2,587,540
B737-400               25594  LOT                        26,623,000        21,877,828           735,389         4,009,783
                                                  ------------------ ----------------- ----------------- -----------------
                                                        724,052,000       595,000,000        20,000,000       109,052,000
                                                  ------------------ ----------------- ----------------- -----------------

                                   SCHEDULE 2

                                       TO

                                    EXHIBIT A

                                     TO THE

                            SHARE PURCHASE AGREEMENT

               Adjustment Delivery Factor For Allocable A-C Notes


AIRCRAFT NUMBER             ADJUSTMENT FACTOR FOR ALLOCABLE
                                      A-C NOTES
                                           %
First                                     (10)
Second                                    (10)
Third                                     (10)
Fourth                                    (10)
Fifth                                     (10)
Sixth                                     (10)
Seventh                                   (9)
Eighth                                    (8)
Ninth                                     (7)
Tenth                                     (6)
Eleventh                                  (5)
Twelfth                                   (4)
Thirteenth                                (3)
Fourteenth                                (2)
Fifteenth                                 (1)

                         EXHIBIT B - MORTGAGE OF SHARES

                  EXHIBIT C - MORTGAGE OF MEMBERSHIP INTERESTS

                   SCHEDULE 1 - DETAILS RELATING TO THE SHARES

           COMPANY                             SHARES TO BE SOLD
                                               AND SHAREHOLDERS

------------------------------------------------------------------------------
Gustav Leasing I Limited           AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary Share of US$1
------------------------------------------------------------------------------
Gustav Leasing II Limited          AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary Share of US$1
------------------------------------------------------------------------------
Gustav Leasing III Limited         AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary Share of US$1
------------------------------------------------------------------------------
Gustav Leasing IV Limited          AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary Share of US$1
------------------------------------------------------------------------------
Gustav Leasing V Limited           AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary share of US$1
------------------------------------------------------------------------------
Gustav Leasing VI Limited          AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary Share of US$1
------------------------------------------------------------------------------
Gustav Leasing VII Limited         AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary Share of US$1
------------------------------------------------------------------------------
Gustav Leasing VIII Limited        AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary Share of US$1
------------------------------------------------------------------------------
Gustav Leasing IX Limited          AerFi Group plc:   1 Ordinary Share of US$1
                                   Skyscape Limited:  1 Ordinary Share of US$1
------------------------------------------------------------------------------
AerFi BM Limited                   AerFi Group plc:   1 Ordinary Share of US$1
Changing to Gustav Leasing XII                        1 Euro Deferred Share
Limited
                                   Skyscape Limited:  1 Ordinary Share of US$1
                                                      1 Euro Deferred Share
                                   changing to:-
                                   AerFi Group plc    2 Ordinary Shares of $1*
                                   Skyscape Limited:  2 Ordinary Shares of $1*
------------------------------------------------------------------------------




_______________
*Changes to become effective upon passing of resolution, referred to in Agreement at Clause 3(vii).


           COMPANY                             SHARES TO BE SOLD
                                               AND SHAREHOLDERS

--------------------------------------------------------------------------------
Baltic Airlease III LLC            Indigo Aviation AB: Member's interest
                                                       of US$20,977,111

                                   Kommanditbolaget    Member's interest
                                   Flygplanet XII:     of US$211,891
--------------------------------------------------------------------------------
Ergo Leasing Limited               AerFi Group plc:    1 Ordinary Share of
Changing to Gustav Leasing XIV                         IR(pound)1
Limited                            Skyscape Limited:   1 Ordinary share of
                                                       IR(pound)1
--------------------------------------------------------------------------------
Lorenton Limited                   AerFi Group plc:    1 Ordinary Share of US$1
Changing to Gustav Leasing XIII
Limited                            Skyscape Limited:   1 Ordinary Share of US$1
                                                       1 Euro Deferred Share

                                   changing to:-
                                   AerFi Group plc:    2 Ordinary Shares of $1
                                   Skyscape Limited:   2 Ordinary Shares of $1*
--------------------------------------------------------------------------------
AerFi POL Inc.                     AerFi Inc:          1,000 shares of common
                                                       stock of US$1 each
--------------------------------------------------------------------------------
Baltic Airlease II LLC             Indigo Aviation AB: Member's interest of
                                                       US$8,538,579.86

                                   Kommanditbolaget    Member's interest
                                   Flygplanet XII:     of US$86,249.27
--------------------------------------------------------------------------------
Indigo Aviation (Leasing) Limited  AerFi Group plc:    2 Ordinary Shares of US$1
--------------------------------------------------------------------------------
Indigo Aviation (Ireland) Limited  AerFi Group plc:    1 Ordinary Share of US$1
Changing to Gustav Leasing X
Limited
--------------------------------------------------------------------------------
Aerfi Sverige Leasing AB           AerFi Group plc:    1,000 shares of
                                                       Swedish Kroner 100 each
--------------------------------------------------------------------------------


_______________
*Changes to become effective upon passing of resolution, referred to in Agreement at Clause 3(vii).

            SCHEDULE 2 - FURTHER INFORMATION CONCERNING THE COMPANIES

1.       GUSTAV LEASING I LIMITED

REGISTERED NUMBER:              328199

REGISTERED OFFICE:              Aviation House, Shannon,  County Clare

INCORPORATION DATE:             2 June 2000

DIRECTORS:                      Patrick Dalton

                                John Redmond

SECRETARY:                      John Redmond

AUDITORS:                       KPMG, Chartered Accountants, 5 George's Quay,
                                IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US$1 each


REGISTERED HOLDER            BENEFICIAL OWNER            SHARES HELD

AerFi Group plc              AerFi Group plc             US $1 Ordinary Share

Skyscape Limited             AerFi  Group plc            US $1 Ordinary Share

2.       GUSTAV LEASING II LIMITED

REGISTERED NUMBER:                      328200

REGISTERED OFFICE:                      Aviation House, Shannon, County Clare

INCORPORATION DATE:                     2 June 2000

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond


AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US$1 each


REGISTERED HOLDER            BENEFICIAL OWNER             SHARES HELD

AerFi Group plc              AerFi Group plc              US $1 Ordinary Share

Skyscape Limited             AerFi  Group plc             US $1 Ordinary Share

3.       GUSTAV LEASING III LIMITED

REGISTERED NUMBER:                      328202

REGISTERED OFFICE:                      Aviation House, Shannon, County  Clare

INCORPORATION DATE:                     2 June 2000

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1


AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US$1 each


REGISTERED HOLDER           BENEFICIAL OWNER              SHARES HELD

AerFi Group plc             AerFi Group plc               US $1 Ordinary Share

Skyscape Limited            AerFi  Group plc              US $1 Ordinary Share

4.       GUSTAV LEASING IV LIMITED

REGISTERED NUMBER:                      328203

REGISTERED OFFICE:                      Aviation House, Shannon, County Clare

INCORPORATION DATE:                     2 June 2000

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US $1 each


REGISTERED HOLDER            BENEFICIAL OWNER             SHARES HELD

AerFi Group plc              AerFi Group plc              US $1 Ordinary Share

Skyscape Limited             AerFi  Group plc             US $1 Ordinary Share

5.       GUSTAV LEASING V LIMITED

REGISTERED NUMBER:                      328204

REGISTERED OFFICE:                      Aviation House, Shannon, County Clare


INCORPORATION DATE:                     2 June 2000



DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US $1 each


REGISTERED HOLDER           BENEFICIAL OWNER               SHARES HELD

AerFi Group plc             AerFi Group plc                US $1 Ordinary Share

Skyscape Limited            AerFi  Group plc               US $1 Ordinary Share

6.       GUSTAV LEASING VI LIMITED

REGISTERED NUMBER:                      328205

REGISTERED OFFICE:                      Aviation House, Shannon, Co Clare

INCORPORATION DATE:                     2 June 2000

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US $1 each


REGISTERED HOLDER           BENEFICIAL OWNER              SHARES HELD

AerFi Group plc             AerFi Group plc               US $1 Ordinary Share

Skyscape Limited            AerFi  Group plc              US $1 Ordinary Share

7.       GUSTAV LEASING VII LIMITED

REGISTERED NUMBER:                      328206

REGISTERED OFFICE:                      Aviation House, Shannon, County Clare

INCORPORATION DATE:                     2 June 2000

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US $1 each


REGISTERED HOLDER           BENEFICIAL OWNER               SHARES HELD

AerFi Group plc             AerFi Group plc                US $1 Ordinary Share

Skyscape Limited            AerFi  Group plc               US $1 Ordinary Share

8.       GUSTAV LEASING VIII LIMITED

REGISTERED NUMBER:                      328207

REGISTERED OFFICE:                      Aviation House, Shannon, County Clare

INCORPORATION DATE:                     2 June 2000

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US $1 each


REGISTERED HOLDER           BENEFICIAL OWNER               SHARES HELD

AerFi Group plc             AerFi Group plc                US $1 Ordinary Share

Skyscape Limited            AerFi  Group plc               US $1 Ordinary Share

9. GUSTAV LEASING IX LIMITED

REGISTERED NUMBER:            328208

REGISTERED OFFICE:            Aviation House, Shannon, County Clare

INCORPORATION DATE:           2 June 2000

DIRECTORS:                    Patrick Dalton

                              John Redmond

SECRETARY:                    John Redmond



AUDITORS:                     KPMG, Chartered Accountants, 5 George's
                              Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US $10,000,000 divided into 10,000,000 Ordinary Shares of US $1 each


ISSUED SHARE CAPITAL: US $2 divided into 2 Ordinary Shares of US $1 each


REGISTERED HOLDER           BENEFICIAL OWNER              SHARES HELD

AerFi Group plc             AerFi Group plc               US $1 Ordinary Share

Skyscape Limited            AerFi  Group plc              US $1 Ordinary Share

10.      ERGO LEASING LIMITED (CHANGING TO GUSTAV LEASING XIV LIMITED)*



REGISTERED NUMBER:                      280356

REGISTERED OFFICE:                      Aviation House, Shannon, Co Clare

INCORPORATION DATE:                     17 February 2000

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: IR(pound)100,000 divided into 100,000 Ordinary Shares of IR(pound)1 each changing to IR(pound)100,000 divided into 100,000 Ordinary Shares of IR(pound)1 each and US$1,000,000 divided into 1,000,000 Ordinary Shares of US$1 each*.

ISSUED SHARE CAPITAL: IR(pound)2 divided into 2 Ordinary Shares of IR(pound)1 each


REGISTERED HOLDER        BENEFICIAL OWNER          SHARES HELD

AerFi Group plc          AerFi Group plc           1 Ordinary Share IR(pound)1

Skyscape Limited         AerFi Group plc           1 Ordinary Share IR(pound)1



_______________
*Changes to become effective upon passing of resolution, referred to in Agreement at Clause 3(vii).

11.      INDIGO AVIATION (LEASING) LIMITED (CHANGING TO GUSTAV LEASING XI
         LIMITED)*



REGISTERED NUMBER:                      311095

REGISTERED OFFICE:                      Aviation House, Shannon, Co Clare

INCORPORATION DATE:                     17 August 1999

DIRECTORS:                              Patrick Dalton

                                        John Redmond

                                        Karl Axel Granlund

                                        Mario Schuler

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US$1,000,000 divided into 1,000,000 Ordinary Shares of US$1 each


ISSUED SHARE CAPITAL: US$2 divided into 2 Ordinary Shares of US$1 each




REGISTERED HOLDER          BENEFICIAL OWNER             SHARES HELD

AerFi Group plc            AerFi Group plc              2 Ordinary Shares US$1



_______________
*Changes to become effective upon passing of resolution, referred to in Agreement at Clause 3(vii).

12.      INDIGO AVIATION IRELAND LIMITED (CHANGING TO GUSTAV LEASING X LIMITED)*



REGISTERED NUMBER:                      273700

REGISTERED OFFICE:                      Aviation House, Shannon, Co Clare

INCORPORATION DATE:                     13 October 1997

DIRECTORS:                              Patrick Dalton

                                        John Redmond

                                        Karl Axel Granlund

SECRETARY:                              John Redmond



AUDITORS:                               PriceWaterhouseCoopers
                                        PO Box 1283, George's Quay, Dublin 2


AUTHORISED SHARE CAPITAL: US$10,000 divided into 10,000 Ordinary Shares of US$1 each changing to US$1,000,000 divided into 1,000,000 Ordinary Shares of US$1 each*.

ISSUED SHARE CAPITAL: US$1 divided into 1 Ordinary Share of US$1




REGISTERED HOLDER          BENEFICIAL OWNER             SHARES HELD

AerFi Group plc            AerFi Group plc              1 Ordinary Share US$1



_______________
*Changes to become effective upon passing of resolution, referred to in Agreement at Clause 3(vii).

13.      LORENTON LIMITED (CHANGING TO GUSTAV LEASING XIII LIMITED)*

REGISTERED NUMBER:                      316793

REGISTERED OFFICE:                      Aviation House, Shannon, Co Clare

INCORPORATION DATE:                     10 December 1999

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US$10,000,000 divided into 10,000,000 Ordinary Shares of US$1 each and Euro 2 divided into 2 Deferred Shares of Euro 1 each changing to US$10,000,000 divided into 10,000,000 Ordinary Shares of US$1 each.*

ISSUED SHARE CAPITAL: US$2 divided into 2 ordinary shares of US$1 and Euro 2 divided into 2 Euro Deferred Shares changing to US$4 divided into 4 Ordinary Shares of US$ each.*

REGISTERED HOLDER          BENEFICIAL OWNER               SHARES HELD

AerFi Group plc            AerFi Group plc                1 Ordinary Share US$1

Skyscape Limited           AerFi Group plc                1 Ordinary Share US$1

AerFi Group plc            AerFi Group plc                1 Euro Deferred Share

Skyscape Limited           AerFi Group plc                1 Euro Deferred Share



_______________
*Changes to become effective upon passing of resolution, referred to in Agreement at Clause 3(vii).

14.      AERFI BM LIMITED (CHANGING TO GUSTAV LEASING XII LIMITED)*



REGISTERED NUMBER:                      320276

REGISTERED OFFICE:                      Aviation House, Shannon, Co. Clare

INCORPORATION DATE:                     9 February 2000

DIRECTORS:                              Patrick Dalton

                                        John Redmond

SECRETARY:                              John Redmond



AUDITORS:                               KPMG, Chartered Accountants, 5 George's
                                        Quay, IFSC, Dublin 1



AUTHORISED SHARE CAPITAL: US$10,000,000 divided into 10,000,000 Ordinary Shares of US$1 each and Euro 2 divided into 2 Deferred Shares of Euro 1 each changing to US$10,000,000 divided into 10,000,000 Ordinary Shares of US$1 each.*

ISSUED SHARE CAPITAL: US$2 divided into 2 Ordinary Shares of US$1 and Euro 2 divided into 2 Euro Deferred Shares changing to US$4 divided into 4 Ordinary Shares of US$ each.*

REGISTERED HOLDER          BENEFICIAL OWNER              SHARES HELD

AerFi Group plc            AerFi Group plc               1 Ordinary Share US$1

Skyscape Limited           AerFi Group plc               1 Ordinary Share US$1

AerFi Group plc            AerFi Group plc               1 Euro Deferred Share

Skyscape Limited           AerFi Group plc               1 Euro Deferred Share



_______________
*Changes to become effective upon passing of resolution, referred to in Agreement at Clause 3(vii).

15.      AERFI POL INC.

REGISTERED NUMBER:

REGISTERED OFFICE:                AerFi Corporation, Lee Farm Corporate Park,
                                  83 Wooster Heights Road, Danbury, USA CT06810


INCORPORATION DATE:               23 February 2000


DIRECTORS:                        Patrick Dalton

                                  John Evans

                                  Caryl Ben Basat

SECRETARY:                        Caren Mack



AUDITORS:                         KPMG, Chartered  Accountants, 345 Park Avenue,
                                  NY 10154-0102, New York, USA.


AUTHORISED SHARE CAPITAL: US$1,000 divided into 1,000 share of common stock of US $1 each


ISSUED SHARE CAPITAL: US $1,000 divided into 1,000 share of common stock of US $1 each


REGISTERED HOLDER            BENEFICIAL OWNER           SHARES HELD

AerFi Inc.                   AerFi Group plc            1,000  shares of
                                                        common stock of US$1
                                                        each

16.      BALTIC AIRLEASE II LLC

REGISTERED NUMBER:                 179L

REGISTERED OFFICE:                 Penthouse Suite,  Analysts House,  Peel Road,
                                   Douglas,  Isle of Man IM1 4LZ

DATE OF FORMATION
AND ORGANISATION:                  2 July 1998

DIRECTORS:                         Patrick Dalton (`B' director)

                                   John Redmond (`A' director)


MANAGER:                           Douglas Aviation (Isle of Man) Limited


REGISTERED AGENT:                  Niall McNamara



AUDITORS:                          KPMG, 31 Athol Street, Douglas Isle of Man



CAPITAL: US$8,624,829


MEMBERS                     BENEFICIAL OWNER           MEMBERSHIP INTEREST HELD

Indigo Aviation AB          Indigo Aviation AB         US$8,538,580

Kommanditbolaget            Indigo Aviation AB         US$86,249
Flygplanet XII (Limited
Partnership Company)

17.      BALTIC AIRLEASE III LLC

REGISTERED NUMBER:               180L

REGISTERED OFFICE:               Penthouse Suite,  Analysts House,  Peel Road,
                                 Douglas,  Isle of Man IM1 4LZ

DATE OF FORMATION AND
ORGANISATION:                    2 July 1998

DIRECTORS:                       Patrick Dalton ("B" Director)

                                 John Redmond ("A" Director)



MANAGER:                         Douglas Aviation (Isle of Man) Limited

REGISTERED AGENT                 Niall McNamara

AUDITORS:                        KPMG, 31 Athol Street, Douglas Isle of Man

CAPITAL:  US$21,189,00.000


MEMBERS                     BENEFICIAL OWNER           MEMBERSHIP INTEREST HELD

Indigo Aviation AB          Indigo Aviation AB         US$20,977,111
(`A' Member)

Kommanditbolaget            Indigo Aviation AB         US$211,891
Flygplanet XII (Limited
Partnership Company)

(`B' Member)

18.      AERFI SVERIGE LEASING AB

REGISTERED NUMBER:                      556579-4186

REGISTERED OFFICE:                      c/o Advokatfirman Vinge KB, Box 1703,
                                        SE-11187 Stockholm, Sweden

INCORPORATION DATE:                     15 November 1999


DIRECTORS:                              Patrick Dalton

                                        John Redmond

AUDITORS:                               KPMG Kaptensgatan 1 SE-211 41 Malmo,
                                        Sweden

AUTHORISED SHARE CAPITAL: 100,000 Skr divided into 1,000 Swedish Kroner shares of 100 SKr each


ISSUED SHARE CAPITAL: 100,000 SKr divided into 1,000 Swedish Kroner shares of 100 SKr each


REGISTERED HOLDER                  BENEFICIAL OWNER                 SHARES HELD

AerFi Group plc                    AerFi Group plc                  1,000

             SCHEDULE 3 - REPRESENTATIONS AND WARRANTIES OF SELLERS

         PART 1 - GENERAL MATTERS AND MATTERS RELATING TO ALL OF THE COMPANIES

1.       SELLERS

         Each of the Sellers is duly incorporated or organised and validly existing under the laws of the jurisdiction of its incorporation or organisation and each has all necessary power and authority to enter into this Agreement and the Deed of Tax Indemnity and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Deed of Tax Indemnity by each Seller and the performance of its obligations hereunder and thereunder have been duly authorised by all requisite action on its part. This Agreement and the Deed of Tax Indemnity have been duly executed and delivered by the Sellers and (assuming due authorisation, execution and delivery by the Purchasers) constitute legal, valid and binding obligations of each of the Sellers.

2.       NO CONFLICTS

         The entry into and performance by each Seller of this Agreement, and the transactions contemplated hereby, do not and will not conflict with or violate:-

         (b) the constitutional documents of such Seller or any of the Companies; or

         (c) any laws, rules, regulations, orders, judgements or decrees binding on such Seller or any of the Companies; or

         (d) in any material respect, any material agreement, instrument or document which is binding upon such Seller or any of the Companies or any of their respective assets nor result in the creation of any Lien, other than Permitted Liens, over any of their assets to be transferred to the relevant Purchaser hereunder.

3.       GOVERNMENT CONSENTS AND APPROVALS

         The execution, delivery and performance of this Agreement by each Seller does not require any material consent, approval, authorisation or other order of, action by, filing with or notification to any Governmental Authority, other than (a) such consent, approval, authorisation or other order, or action by, filing with or notification to any Governmental Authority that will be made or obtained at or prior to Closing of the sale of the Shares in the relevant Company or (b) as described in the Disclosure Letter (as updated pursuant to Clause 12.1 of this Agreement).

4.       FULL AND FINAL TRANSFER

         The sale of the Shares in the Irish Companies contemplated by this Agreement shall constitute, following registration in the registers of members of the Irish

         Companies, a full and final transfer of the legal and beneficial ownership of the Shares in these Companies to AerCo and/or its nominee(s) and after Closing of the sale and purchase of these Shares the relevant Sellers shall retain no right, title or interest therein.

         The sale of the Shares in each other Company pursuant to the terms and conditions of this Agreement shall, following registration of the relevant Purchaser and/or its nominee(s) in the register of members of that Company, constitute a full and final transfer of the legal and beneficial ownership of the right, title and interest of the relevant Sellers in those Shares to the relevant Purchaser and/or its nominee(s) and after Closing of the sale and purchase of those Shares the relevant and/or its nominees shall retain no right, title or interest therein.

5.       LITIGATION

         No litigation, arbitration or legal, governmental or administrative proceeding or claim which could reasonably by itself or together with any other such proceedings or claims:-

         (a)      have a Material Adverse Effect; or

         (b) materially adversely affect any Seller's ability to observe or perform any of its obligations hereunder or challenge the legality, validity or enforceability of this Agreement or the transactions contemplated hereby;

         is at present (or as of any Closing) in progress or pending or threatened in writing against any Seller or any of the Companies (other than, in the case of proceedings involving the Sellers or any of them, any which such Seller is contesting in good faith by appropriate proceedings and in respect of which proper provision has been made) except as set forth in the Disclosure Letter (as updated pursuant to Clause 12.1 of this Agreement) which describes the parties, the nature of the proceedings, the date and method commenced, the amount of damages or other relief sought and, if applicable, paid or granted.

6.       COMPLIANCE WITH LAWS

6.1 None of the Companies has violated any applicable laws or Governmental Orders in any material respect.

6.2 Save to the extent that same is the responsibility of the Lessee under the Lease of an Aircraft, each of the Companies has made and is maintaining all filings and has obtained and is maintaining all material permits, licences, registrations, qualifications, authorisations, certificates, exemptions, consents and approvals necessary to enable it to carry on its business (including in regard to any environmental matters) (collectively, "PERMITS") the failure to obtain would give rise to a fine, penalty, claim or other liability or sanction of or against such Company and all such Permits are in full force and effect.

7.       MATERIAL CONTRACTS

         None of the Companies is party to any contract other than the Aircraft Purchase Agreements, the Leases (details of which are set out in Schedule 7 (or have been provided to AerCo prior to the relevant Closing Date with respect to Substitute Aircraft)) the Company Debt and Other Transaction Documents and Related Documents;

8.       AIRCRAFT

8.1      LIST OF AIRCRAFT

         Schedule 7 of this Agreement lists:-

         (a) each Aircraft and Engine owned or to be acquired by the Companies in connection with this Agreement (other than Substitute Aircraft);

         (b) each Lease, and, in the case of the Aircraft with serial numbers 25789, 24901, 11320, 11322, 24271, 26442, 24856,
                  26440, 49905, 53245, the head leases and, in the case of the Aircraft with serial numbers 25789, 24901, 11320, 11322, 24271, 26442, 24856, 26440, 49905, 53245, the sub-leases;

         (c)      the Initial Appraised Value of each such Aircraft.

         No head lease is in effect in respect of any Aircraft other than the Aircraft with serial numbers 25789, 24901, 11320, 11322, 24271, 26442,
         24856, 26440, 49905 and 53245 and no sub-lease is in effect in respect of any of the Aircraft other than the Aircraft with serial numbers 25789, 24901, 11320, 11322, 24271, 26442, 24856, 26440, 49905 and
         53245.

         Each Delivery Notice shall contain the information described in this paragraph 8.1 with respect to the relevant Aircraft.

8.2      TITLE TO ASSETS

         Each Company will at the Closing of the sale and purchase of the Shares in that Company have full legal and beneficial title to each Aircraft specified in the applicable Delivery Notice free and clear from any Liens (other than Permitted Liens).

8.3      THE LEASES AND RELATED MATTERS

         At Closing of the sale and purchase of the Shares in a Company, the relevant Seller(s) shall have delivered or shall have caused a copy of each Lease (and, where applicable, head lease) and related collateral document to which that Company is party (or to which that Company will become party on such Closing) to be delivered to or made available to or held to the order of the relevant Purchaser or the relevant Company.

         (a) Each Lease, and, where applicable, head lease, constitutes the whole agreement between the parties thereto relating to the applicable Aircraft other than agreements the existence of which would not individually or taken together with all other such agreements in respect of the Leases materially affect the decision of a reasonable purchaser of the Notes to purchase Notes;

         (b)      (i)      The Disclosure Letter (as updated pursuant to Clause
                           12.1 of this Agreement) contains details of any current Events of Default (as such term is defined in such Lease) under each Lease and, where applicable, head lease involving failure by the Lessee to make any payment when due under such Lease or head lease, as at 30 June 2000 with respect to Aircraft owned by Companies the Shares in which are transferred on the Offering Closing Date, and with respect to Aircraft owned by any other Company as of a date not more than five Business Days prior to the applicable Closing
                           Date of the sale of the Shares in that Company;

                  (ii) To the knowledge of such Seller(s) no other material Events of Default under any Lease (or, where applicable, head lease) (as such term is defined in such Leases) have occurred and are continuing;

         (c) No Event of Loss or Casualty Occurrence under any Lease (as such terms are defined in such Lease) has occurred;

         (d) To the Sellers' knowledge, there are no outstanding claims which have been validly asserted by any Lessee arising out of any Lease (or, where applicable, head lease), other than claims constituting Permitted Liens;

         (e) To the Sellers' knowledge, no event has occurred or act or thing has been done or omitted to be done by any of the Sellers or the Companies pursuant to which or as a result of which any of the Leases (or, where applicable, head lease) can be terminated or obligations of any such party thereunder would be rendered invalid, illegal or unenforceable;

         (f) To the Sellers' knowledge, there are no Aircraft subject to a Lease with respect to which certificates of airworthiness are not in force; and, based on the existence of such certificates of airworthiness, the Sellers have no reason to believe that any compulsory airworthiness directives are outstanding against any Aircraft;

         (g) No claims for contributions to the cost of compliance with airworthiness directives pursuant to the terms of any Lease (or, where applicable, head lease) by the Sellers or the Companies are outstanding against any Aircraft;

         (h) Since the date of the Appraisers' reports, none of the Aircraft has been involved in any incident which caused damage in excess of the relevant Damage Notification Threshold (as defined in the relevant Lease); and

         (i) The rental set out in Schedule 7 (or, in the case of Aircraft delivered after the Offering Closing Date) in the applicable Delivery Notice is the current rental payable in respect of the relevant Aircraft and there are no separate agreements or understandings with respect to such Aircraft or all of the Aircraft taken as a whole, which would materially affect the decision of a reasonable purchaser of the Notes to purchase the Notes.

9.       EMPLOYMENT

         None of the Companies has or has ever had any employees.

10.      INSURANCES

10.1 The opinion of the Insurance Adviser, with respect to the insurances maintained by each Company in respect of the Aircraft, Engines and Parts owned by it on Closing of the sale of the Shares in that Company, will be delivered by Closing.

10.2 All material assets, properties and risks of the Companies are, and for the past five years (or, if shorter, since incorporation) have been, covered by valid and effective insurance policies (including, without limitation, general liability insurance, property insurance and political risk insurance) issued in favour of the Companies, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Companies, as the case may be. At the time of each Closing, and upon the completion of the transactions contemplated hereby, all insurance policies required above will be outstanding and duly in force with respect to the relevant Company. The Disclosure Letter (as updated pursuant to Clause 12.1 of this Agreement) sets out a true and complete list of all insurance policies maintained by or for the Companies other than those which are referred to in the opinion of the Insurance Advisor. All such insurance policies are in full force and effect; the Companies have duly paid or have required Lessees to pay or have otherwise caused to be paid all premiums accrued thereon and no notice of termination has been received from any issuer of any such policies.

11.      BANK ACCOUNTS

         A statement of all bank, deposit or similar accounts of the Companies and of the credit or debit balance thereon at the Reference Balance Sheet Date is included in the Disclosure Letter (as updated pursuant to Clause 12.1 of this Agreement) and the Companies do not maintain any other accounts with any bank or other lender or deposit taken and there have been no payments out of any such accounts not reflected therein.

12.      RELATIONS WITH SELLER GROUP

         None of the Companies has taken part in the management of the affairs of any members of the Seller Group or has held itself out as being liable or responsible for any debts or liabilities of any member of the Seller Group.

13.      COMPANY DEBT

         The certificate of Company Debt delivered by AerFi in relation to the Closing of the sale of the Shares in any Company in accordance with Clause 2.2 of this Agreement sets out all of the Company Debt owed by that Company as at the applicable Closing Date.

14.      DISCLOSURE OF INFORMATION

14.1     ALL DISCLOSURES MADE

         The Sellers are not aware of any facts pertaining to the Companies or the Aircraft which would result in a Material Adverse Effect or would affect the decision of a reasonable purchaser of the Notes to purchase the Notes and which have not been disclosed in (a) this Agreement, (b) the Disclosure Letter (as updated pursuant to Clause 12.1 of this Agreement), (c) the Reference Balance Sheets or any related notes, schedules or auditors reports thereon or (d) have otherwise been previously disclosed to the Purchasers by the Sellers in writing. None of the Warranties, or any other warranties of the Sellers in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. All information in the Disclosure Letter (as updated pursuant to Clause 12.1 of this Agreement) is true and correct in all material respects.

                          PART 2 - THE NON-US COMPANIES

1.       GENERAL

         Each of the Non-US Companies is duly incorporated or, in the case of Baltic II and Baltic III, duly formed and organised and validly existing under the laws of the jurisdiction of its incorporation or, as the case may be, the jurisdiction of its formation and organisation and has all necessary power and authority to own, operate or lease the properties and assets now or upon the applicable Closing Date owned, operated or leased by it and to carry on its business as it has been and is currently conducted. All corporate actions taken in connection with this Agreement by the Non-US Companies have been duly authorised and none of the Non-US Companies has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of, any provision of its constitutional documents. True and correct copies of the certificates of incorporation or, as the case may be, organisation, and constitutional documents of each of the Non-US Companies, each as in effect on the date hereof and the applicable Closing Date, have been delivered by the Sellers to AerCo or to its order.

2.       SHARE CAPITAL

         (a) The information relating to each Non-US Company in the Recitals and Schedules 1 and 2 is and will on Closing of the sale and purchase of the Shares in that Company be accurate and complete in all respects. The issued share capital or, as the case may be, membership interests, of each Non-US Company is, and will on Closing of the sale and purchase of the Shares in such Company, be fully paid up and beneficially owned by the persons set out in the relevant Schedule in the proportions set out therein;

         (b) On Closing of the sale and purchase of the Shares in any Non-US Company, the relevant Seller(s) will be entitled to sell and transfer to the relevant Purchaser and/or its nominee(s) the full legal and beneficial ownership of the Shares free from any Lien on the terms set out in this Agreement. Immediately upon such Closing, such Shares will be legally and beneficially owned by the relevant Purchaser and/or its nominees and clear of any Liens (other than Liens in favour of the Security Trustee (as defined in the Notes Indenture) under the Related Documents); and

         (c) Other than the transactions contemplated by this Agreement and the Other Transaction Documents or Related Documents, there will be no options or other agreements (including conversion rights) in force on Closing of the sale and purchase of the Shares in any Non-US Company which call or may call for the present or future issue of or accord to any person the right to call for the issue of any share or loan capital of such Company and there has been no exercise, purported exercise, or claim of any charge, lien, encumbrance or equity over any of the issued or unissued share capital or loan capital of any such Company.

3.       STATUTORY BOOKS

         The register of members and other statutory books of each Non-US Company are in the possession or held to the order of such Company, have been properly maintained and contain accurate and complete records of all matters with which they should deal and do not contain or reflect any material inaccuracies or discrepancies and no Non-US Company has received any notice or allegation that any of the foregoing is incorrect and, in particular, no Non-US Company have received any notice of any intended application or proceedings to rectify such register.

4.       SUBSIDIARIES

         None of the Non-US Companies is the holder or beneficial owner of, or has agreed to acquire, any share or loan capital of any other body corporate or is a member of any joint venture or partnership or other unincorporated association.

5.       PURCHASE OF OWN SHARES

         Save as disclosed or as may arise in connection with the Related Documents, none of the Irish Companies has purchased, redeemed or repaid any share capital or given any financial assistance in connection with any acquisition of share capital as would fall within
         Section 60 of the Companies Act 1963 and Part XI of the Companies Act 1990, and none of the other Non-US Companies has purchased, redeemed or repaid any share capital or membership interests or given any financial assistance in connection with any acquisition of share capital or membership interests which would fall within the equivalent provisions, if any, under the laws of the jurisdiction of its incorporation or, as the case may be, of its formation and organisation.

6.       SHARES

         The Minister has not made:

         (a) any request under Section 15 of the Companies Act 1990 to any person in respect of the ownership of the Shares in the Irish Companies or any of them;

         (b) any direction under Section 16 of that Act in respect of the Shares in the Irish Companies or any of them; or

         (c) any direction to any of the Irish Companies under Section 19(1) of that Act.



7.       DIRECTORS

         (a) The only directors of the Non-US Companies are the persons whose names are listed in Schedule 2.

         (b) In regard to the Irish Companies, no other individual is a shadow director (within the meaning of Section 27 of the Companies Act 1990).

8.       COMPANIES FILINGS

         All documents relating to the Irish Companies required to be filed with the Registrar of Companies pursuant to the Companies Acts, 1963 to 1990 and the European Communities (Companies) Regulations 1973, and all documents relating to the other Non-US Companies which require to be filed under the equivalent legislation in the jurisdiction of incorporation or, as the case may be, formation and organisation of those other Companies, have been duly filed and all statutory records required to be kept by each Non-US Company have been properly kept and will be so kept until Closing of the sale and purchase of the Shares in that Company.

9.       MISCELLANEOUS

         (a) None of the Non-US Companies has at any time been struck off the register (or equivalent) maintained by the Registrar of Companies (or equivalent official) in the relevant jurisdiction.

         (b)      None of the Irish Companies has at any time:-

                  (i) had a notice served on it by its auditors under Sections 185 or 194 of the Companies Act 1990;

                  (ii) entered into any transaction or arrangement within the terms of Section 29 of the Companies Act 1990; and

                  (iii) entered into any transaction or arrangement within the terms of Section 31 of the Companies Act 1990 or which would, but for Section 32 to 37 of that Act, be prohibited by Section 31.

10.      ACCOUNTS AND BALANCE SHEET

10.1     THE ACCOUNTS

         Each of the Non-US Companies was incorporated or formed and organised on the date specified in the details of that Company set out in
         Schedule 2 and no statutory accounts have been prepared in respect of any of them except as set forth in Schedule 8.

10.2     PRO-FORMA BALANCE SHEETS AND REFERENCE BALANCE SHEETS

         (a) The Pro-Forma Balance Sheets represent fairly in all material respects the financial positions of each of the Non-US Companies as of 30 June, 2000, had the transfers of shares and aircraft, and the lease novations, assignments and amendments, contemplated by the Aircraft Purchase Agreements and the Lease Novations been completed as at that date, and all the Remaining Aircraft been transferred to the relevant Remaining Companies and have been prepared on a basis consistent with the accounting policies of the Seller Group at such date.

         (b) The Reference Balance sheets do, or will when delivered, with respect to Remaining Companies represent fairly in all material respects the financial positions of each of the Non-US Companies as of the Reference Balance Sheet Date had the transfers of shares and aircraft, and the lease novations, assignments and amendments, contemplated by the Aircraft Purchase Agreements and the Lease Novations been completed as at that date, and all the Remaining Aircraft been transferred to the relevant Remaining Companies and have been prepared on a basis consistent with the accounting policies of the Seller Group at such date.

10.3     RECORDS

         The books of account and other financial records of the Non-US Companies:-

         (a) contain proper records of all matters required to be entered therein by, in the case of the Irish Companies, the Companies Acts, 1963 to 1990 and any other Acts or regulations or orders for the time being in force and, in the case of each other Non-US Company, the equivalent legislation in the jurisdiction of its incorporation;

         (b) do not contain or reflect any inaccuracies or discrepancies which will, taken together, have a Material Adverse Effect; and

         (c) have been maintained in accordance with good business and accounting practices.

10.4 No guarantee has been executed or filed by any of the Irish Companies with the Registrar of Companies pursuant to Section 17 of the Companies (Amendment) Act 1986.

10.5     LIABILITIES

         There are no Liabilities of any Non-US Company other than (a) Liabilities (i) reflected or reserved against on the Reference Balance Sheet of that Non-US Company, (ii) disclosed in the Disclosure Letter (as updated pursuant to Clause 12.1 of this Agreement) or (iii) Liabilities (not being Liabilities in respect of borrowed monies) incurred since the date of the Reference Balance Sheet in the ordinary course of business and consistent with the past practice of that Non-US Company and which do not have a Material Adverse Effect or (b) the Company Debt. Reserves are reflected on the Reference Balance Sheet against all Liabilities of such Non-US Company in amounts that have been established on a basis consistent with the past practices of the Seller Group.

11.      COMPETITION LAW

         None of the Non-US Companies is or has been a party to, or engaged in, any agreement, arrangement, decision, concerted practice, or activity which contravenes the provisions of any competition, anti-trust, anti-monopoly or anti-cartel law of any jurisdiction, including without limitation Article 81 of the Treaty of Rome and the provisions of the Competition Act 1991.

12.      MERGER CONTROL LEGISLATION

         None of the Non-US Companies has been involved in any merger or take-over prior to the date of this Agreement nor been the object of a report of the Competition Authority under the Irish Mergers and Take-overs (Control) Acts 1978 to 1996 or the equivalent under the law of the jurisdiction of its incorporation and none of the Non-US Companies has been involved in any arrangement or transaction or agreement which is or was a concentration with a community dimension within the meaning of Council Regulation (EEC) No. 4064/89 of 21 December 1989 on the control of concentrations between undertakings (the "MERGER CONTROL REGULATION") and none of the Non-US Companies is or has been involved prior to or at the date of this Agreement in any arrangement or transaction or agreement which at the request of a Member State has been the subject of findings or decisions of the Commission of the European Communities pursuant to Article 22 of the Merger Control Regulation.

13.      RECEIVERS / EXAMINERS / LIQUIDATORS

         (a) No distress, execution or other process has been levied in respect of any of the Non-US Companies which remains undischarged and there is no unfulfilled or unsatisfied judgement or Court order outstanding against any of the Non-US Companies.

         (b) No receiver or manager or special administrator or equivalent officer has been appointed of the whole or any part of the assets or undertaking of any of the Non-US Companies.

         (c) None of the Non-US Companies is insolvent nor has any of them stopped or suspended payment of its debts or sought from its creditors significant extensions of time for the payment of its debts.

         (d) No meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented and no order has been made for the winding-up of any of the Non-US Companies.

         (e)      No arrangement or reconstruction has been proposed under
                  Section 201 of the Companies Act 1963 in respect of any of the Irish Companies.

         (f) No examiner is, or has been, appointed to any of the Irish Companies under the Companies (Amendment) Act 1990 and there is no petition pending or threatened in respect of such an appointment.

         (g) No order has been made or circumstances arisen which could give rise to any order being made against the Irish Companies or any of them under Section 140 of the Companies Act, 1990.

         (h) None of the Irish Companies has at any time acquired any property in circumstances which may lead to an application under Section 139 of the Companies Act 1990 for an order of the Court on terms contemplated by that Section.

         (i) No event analogous to any of the foregoing has occurred outside Ireland.

         (j) No circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in any part of this paragraph 13.

14.      TAXATION - IRISH COMPANIES

         GENERAL

14.1 All taxation of any nature whatsoever or other sums imposed charged assessed levied or payable under the provisions of applicable legislation relating to taxation for which any of the Irish Companies (which for the purposes of this paragraph 14 means any Company incorporated in Ireland or resident for tax purposes in Ireland) is liable as a result of any act or omission by such Company prior to Closing of the sale of Shares in that Company will if, and in so far as such taxation or other sums ought to be paid prior to or on Closing, have been paid at or before Closing and in particular, but, without prejudice to the generality of the foregoing, at Closing, all amounts due for payment to the Revenue Commissioners in respect of excise duty and of Value Added Tax in respect of goods or services supplied prior to Closing or goods imported prior to Closing will have been paid so that none of the Irish Companies will have any liability in respect thereof.

14.2     None of the Irish Companies pays emoluments to its directors.

14.3 None of the Irish Companies has acquired or disposed of any asset or entered into any transaction otherwise than by way of bargain at arm's length.

14.4 There is no appeal by any of the Irish Companies pending against any assessment to tax and none of the Irish Companies is in default in payment of any tax within the period prescribed for payment thereof.

14.5 None of the Irish Companies has committed any act nor made any omission which might constitute an offence under Section 1078 of the TCA.

14.6 None of the Irish Companies has been at any time, for taxation purposes, resident in any jurisdiction other than Ireland nor has it been at any time managed or controlled in or from any country other than Ireland and none of the Irish Companies has at any time carried on any trade in any other country.

14.7 Each of the Irish Companies has for each accounting period up to and including the accounting period ending on the Reference Balance Sheet Date furnished such Company's Inspector of Taxes with full and accurate particulars relating to the affairs of any of the Irish Companies, and also has properly and within the prescribed periods of time made all returns and given or delivered all notices, accounts and information required for the purpose of taxation, and all such notices, accounts and information have been correct in all material respects and on a proper basis and no such notices, accounts and information are disputed by the Revenue Commissioners or other authority concerned, there are no grounds or circumstances which might cause any such dispute and each of the Irish

         Companies has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation.

14.8 To the best of the knowledge and belief of the Sellers, none of the Irish Companies has entered into or been a party to any schemes or arrangements designed partly or wholly for the purpose of avoiding taxation. None of the Irish Companies has been involved in any "tax avoidance transaction" within the meaning of Section 811 of the TCA and no provisions of that Section apply to any of the Irish Companies in respect of any event (whether or not involving any of the Irish Companies) which took place before the Closing of the sale of the Shares in that Company or in respect of any series of events (whether or not such events or any of them involve any of the Irish Companies) taking place partly before Closing and partly after Closing.

14.9 No act or transaction has been effected in consequence of which any of the Irish Companies is liable for any taxation primarily chargeable against some other company.

14.10 The making of returns, payment of preliminary tax and all other requirements of Part 41 of the TCA have been complied with fully by each of the Irish Companies.

14.11 No surcharge for late submission of returns under Section 1084 of the TCA has or will become payable by any of the Irish Companies in respect of any period prior to Closing of the sale of the Shares in that Company.

14.12 No notice of attachment has been served on either of the Irish Companies or in relation to any funds of any of the Irish Companies under section 1002 of the TCA.

         CORPORATION TAX

14.13    (a)      None of the Irish Companies has paid remuneration to its
                  directors; and

         (b) None of the Irish Companies has paid or agreed to pay remuneration or compensation for loss of office or made or agreed to make any gratuitous payment or any other payment in respect of management or other services rendered or to be rendered to any of the Irish Companies to any of its directors.

14.14 None of the Irish Companies has, within the meaning of Part 18, 1 of the TCA, received payment in respect of professional services from an accountable person.

14.15    Each of the Irish Companies has duly complied with the requirements of
         Section 239 of the TCA and with the requirements of all other provisions relating to the deduction and withholding of tax at source up to the date hereof and all such tax which has become due to the Revenue Commissioners has been paid to the Revenue Commissioners.

14.16 The limitation on the meaning of "distribution" provided for by Sections 133 and 134 of the TCA does not apply to any financial arrangements of any of the Irish Companies.

14.17 None of the Irish Companies has effected or entered into any acts, transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Sections 98, 99, 100 and 103 of the TCA.

14.18 None of the Irish Companies is liable to make a subvention payment or any other payment for an amount surrendered by any other company under or in connection with the provisions of Section 411 of the TCA.

14.19    None of the Irish Companies has at any time:-

         (a) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

         (b) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

         (c) provided capital to any company on terms whereby the company so capitalised has in consideration thereof issued shares, loan stock or other securities where the terms of any such capitalisation were otherwise than by way of a bargain made at arm's length or where the shares, loan stock or other securities acquired are shown in any relevant accounts at a value in excess of their market value at the time of acquisition.

14.20 No allowable loss which has arisen or which may hereafter arise on the disposal by any of the Irish Companies of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of the application of Section 621 or Section 622 of the TCA.

14.21 No change of ownership of any of the Irish Companies has taken place in circumstances such that Section 401 of the TCA has or may be applied to deny relief for a loss or losses incurred by any of the Irish Companies.

14.22 The restrictions on the use of capital allowances for certain leased assets as set out in Section 403 of the TCA do not have application to any transactions entered into by any of the Irish Companies.

14.23    None of the Irish Companies has received notice under Section 445(4) or
         (5) of the TCA and AerFi has not received notice under section 445(4) or (5) of the TCA in respect of any certificate relevant to, or the revocation of which would adversely affect, the Irish Companies.

14.24 The provisions of Section 1013 of the TCA do not apply to any transaction entered into by any of the Irish Companies.

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

14.25 None of the Irish Companies has entered into any transaction as a result of which it could be assessed to tax under Part 22, Chapter 1 of the TCA.

14.26 No allowance in respect of capital expenditure is or may be restricted by virtue of Part 9 of, or paragraph 9 of Schedule 32 to, the TCA.

14.27 None of the Irish Companies has entered into or taken any steps the object of which is a transaction which comes or may come within Section 817 of the TCA.

14.28 None of the Irish Companies beneficially owns nor has it ever beneficially owned shares to which Sections 155 and 489(14) of the TCA apply or may have applied.

14.29 None of the Irish Companies owns or has ever owned an asset which constitutes a material interest in an off-shore fund which is or has at any time been a non qualifying off-shore fund within the terms of Part 27, Chapter 2 of the TCA.

         ADVANCE CORPORATION TAX ("ACT")

14.30 None of the Irish Companies has any liability to ACT under Part 6, Chapter 8 of the TCA.

14.31 None of the Irish Companies has made an election under Section 165, and no surrender has been made under Section 166, of the TCA.

14.32 None of the Irish Companies is affected by the provisions of Section 167 or Section 170 of the TCA.

         CAPITAL GAINS TAX

14.33 None of the Irish Companies has made any claim under Section 597 of the TCA as respects the consideration for the disposal of or of its interest in any assets which are defined in the said Section 28 (amended as aforesaid) as "the old assets".

14.34 None of the Irish Companies has made any such transfer as is referred to in Section 589 of the TCA or received any asset by way of gift as mentioned in Section 987 of the TCA.

14.35 None of the Irish Companies has been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Sections 583 to 588 or 615 of the TCA under which shares or debentures have been issued or any transfer of assets effected.

14.36 None of the Irish Companies has entered into any transaction which has, will or may give rise to a charge to tax under the provisions of the TCA relating to companies' capital gains or under the provisions of the Capital Acquisitions Tax Act 1976.

14.37 None of the Irish Companies has made any claim under Section 1005 of the TCA and no tax liability has been deferred under any other provision of the TCA including Sections 563 and 981.

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

14.38 None of the Irish Companies has entered into any transactions which give rise to a liability under Sections 590(11), 616, 623, 625 or 626 of the TCA.

14.39    There have been no claims under Section 538(2) of the TCA.

14.40 None of the Irish Companies has entered into or taken any steps the object of which is a transaction which comes within or might come within Section 549 of the TCA.

         STAMP/CAPITAL DUTY

14.41 All documents in the possession or under the control of any of the Irish Companies which attract stamp duty have been properly stamped.

14.42 No relief, exemption or reduction has been obtained from Irish Companies capital duty or stamp duty and without prejudice to the generality of the foregoing no relief, exemption or reduction has been obtained from Irish Companies capital duty or stamp duty under Section 119 of the Stamp Duty Consolidation Act, 1999 (the "1999 Act") or from stamp duty under Section 80 of the 1999 Act which (a) has become liable to forfeiture or (b) may be forfeited in the future.

14.43 All capital duty and/or stamp duty payable by any of the Irish Companies in respect of any of the transactions referred to in the following sections of the 1999 Act has been duly and promptly paid by such Company so that there is no liability in respect thereof or any interest thereon;

         (a)      section 58;

         (b)      section 166; and

         (c)      sections 117 and 118.

14.44 All other capital and/or stamp duty howsoever arising or payable has been paid by each of the Irish Companies and there is no outstanding liability therefor or interest thereon.

         VALUE ADDED TAX

14.45 Each of the Irish Companies is a registered and taxable person for the purposes of the Value Added Tax Acts and has complied in all respects with such legislation and all regulations made or notices issued thereunder and has maintained full complete correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof.

14.46 None of the Irish Companies is in arrears with its payments or returns or notifications under the Value Added Tax Acts regulations or notices or liable to any abnormal or non routine payment or any forfeiture or penalty or to the operation of any penal provisions contained therein.

14.47 None of the Irish Companies has been required by appropriate fiscal authorities to give security under the Value Added Tax Acts.

14.48 No arrangement exists or has existed whereby pursuant to Section 8(8) of the Value Added Tax Act 1972 and Regulation 5 of the Value Added Tax Regulation 1979 (as amended) the business activities of any of the Irish Companies are or were deemed to be carried on by any other person or the business activities of any other person are or were deemed to be carried on by any of the Irish Companies.

         CAPITAL ACQUISITIONS TAX

14.49 There is no unsatisfied liability to capital acquisitions tax attached or attributable to the Shares and the Shares are not subject to a charge in favour of the Revenue Commissioners.

14.50 No person is liable to capital acquisitions tax attributable to the value of any of the Shares and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares.

14.51 None of the Irish Companies has entered into or taken any steps the object of which is a transaction which comes within Section 90 of the Finance Act 1989.

15.      TAXATION - OTHER NON-US COMPANIES

          In respect of each of the Non-US Companies (other than the Irish Companies), the statements in paragraph 14 are true and accurate as though references therein to the Irish Companies were to each of those other Non-US Companies and references to specific provisions of Irish statutes or regulations were references to the equivalent statutes or regulations in the jurisdiction of incorporation or organisation of those other Non-US Companies.

                               PART 3 - AERFI POL

1.       ORGANISATION, AUTHORITY AND QUALIFICATION

         AerFi POL is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware and has all the necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. AerFi POL is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and all such jurisdictions are set forth in the Disclosure Letter (as updated pursuant to Clause 12.1 of the Agreement). All corporate actions taken in connection with this Agreement by AerFi POL have been duly authorised, and AerFi POL has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its certificate of incorporation or by-laws. True and correct copies of the certificate of incorporation and by-laws of AerFi POL, each as in effect on the date hereof and the applicable Closing Date, have been delivered by AerFi to the Purchasers.

2.       AERFI POL STOCK

         The authorised capital stock of AerFi POL consists of 1,000 shares of common stock of US $1 each. As of the date hereof and the applicable Closing Date, 1,000 shares of common stock (the "AERFI POL STOCK") of US $1 each are issued and outstanding, all of which are validly issued, fully paid and non-assessable. None of the issued and outstanding shares of common stock was issued in violation of any pre-emptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of AerFi POL or obligating AerFi or AerFi POL to issue or sell any shares of capital stock of, or any other interest in, AerFi POL. There are no outstanding contractual obligations of AerFi POL to repurchase, redeem or otherwise acquire any shares of its common stock. The AerFi POL Stock constitutes all the issued and outstanding capital stock of AerFi POL and is owned of record and beneficially solely by AerFi Inc. free and clear of all Liens, and at Closing of the sale of the AerFi POL Stock, AerFi Inc. will transfer and deliver to AerCo USA, and/or its nominee(s), as the case may be, the legal and beneficial ownership of the right, title and interest in the AerFi POL Stock free and clear of all Liens (other than Liens in favour of the Security Transfer (as defined in the Notes Indenture) under the Related Documents). Immediately upon Closing of the sale and purchase of the AerFi POL Stock, the AerFi POL Stock will be fully paid, non-assessable and will be legally and beneficially owned by AerCo USA (and/or its nominee(s), as the case may be) free and clear of all Liens (other than Liens in favour of the Security Trustee (as defined in the Notes Indenture)). There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the AerFi POL Stock.

         The stock register of AerFi POL accurately records: the name and address of each person owning shares of capital stock of AerFi POL, and the certificate number of each certificate evidencing shares of capital stock issued by AerFi

         POL, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

3.       SUBSIDIARIES

         AerFi POL has no Subsidiaries.

4.       CORPORATE BOOKS AND RECORDS

         Complete and accurate copies of the minute books and of the stock register of AerFi POL have been provided by AerFi Inc. to AerCo. All statutory records required to be kept by AerFi POL have been properly kept and will be so kept until the Closing of the sale of the AerFi POL Stock.

5.       FINANCIAL INFORMATION, SOLVENCY, BOOKS AND RECORDS ETC

         (a) The Pro-Forma Balance Sheet of AerFi POL represents fairly in all material respects the financial position of AerFi POL as of 30 June, 2000 had the transfers of shares and aircraft, and the lease novations, assignments and amendments, contemplated by the Aircraft Purchase Agreements and the Lease Novations been completed as at that date, and all the Remaining Aircraft been transferred to the relevant Remaining Companies and have been prepared on a basis consistent with the accounting policies of the Seller Group at such date.

         (b) No audited accounts have been prepared in respect of AerFi POL. The Reference Balance Sheet represents fairly in all material respects the financial position of AerFi POL at the Reference Balance Sheet Date and has been prepared on a basis consistent with the accounting policies of the Seller Group at the Reference Balance Sheet Date.

         (c)      AerFi POL is Solvent.

         (d)      The books of account and other financial records of AerFi POL:
                  (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with and applied on a basis consistent with the past practices of the Seller Group's U.S. members, (ii) are complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.



6.       NO UNDISCLOSED LIABILITIES.

         There are no Liabilities of AerFi POL other than (a) Liabilities (i) reflected or reserved against on its Reference Balance Sheet, (ii) disclosed the Disclosure Letter (as updated pursuant to Clause 12.1 of this Agreement) or (iii) Liabilities (not being Liabilities in respect of borrowed monies) incurred since the Reference Balance Sheet Date in the ordinary course of business and consistent with the past practice of Seller Group's U.S. members and which do not have a Material Adverse Effect and (b) the Company Debt. Reserves are reflected on

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

         the Reference Balance Sheet against all Liabilities of AerFi POL in amounts that have been established on a basis consistent with the past practices of the Seller Group's U.S. members.

7. CONDUCT IN THE ORDINARY COURSE: ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS.

         Since the Reference Balance Sheet Date, the business of AerFi POL has been conducted in the ordinary course and consistent with past practice and AerFi POL has not suffered any change or occurrence which would be reasonably expected to result in a Material Adverse Effect.

8.       IDENTITY OF DIRECTORS

         The details of the directors and officers of AerFi POL set out in
         Schedule 2 are correct.

9.       AERFI POL TAX REPRESENTATIONS

         (a) all tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any taxing authority with respect to any pre-closing tax period by or on behalf of AerFi POL (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof been or will be filed when due in accordance with all applicable laws; (b) as of the time of filing, the Returns, if any, correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of AerFi POL and any other information required to be shown therein; (c) all taxes shown as due and payable on the Returns that have been filed, if any, have been timely paid, or withheld and remitted to the appropriate taxing authority; (d) AerFi POL is not delinquent in the payment of any tax and has not requested any extension of time within which to file any Return which has not yet been filed; (e) AerFi POL has not granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (f) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to AerFi POL in respect of any tax.

             SCHEDULE 4 - PURCHASERS' REPRESENTATIONS AND WARRANTIES

1.       CAPACITY AND AUTHORITY

1.1      PURCHASERS

         Each Purchaser is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into and perform its obligations under this Agreement which constitute legal, valid, binding obligations of such Purchaser enforceable in accordance with its terms. The execution, delivery and performance by each Purchaser of this Agreement has been duly authorised by all requisite action on its part. This Agreement has been duly executed and delivered by each Purchaser and (assuming due authorisation, execution and delivery by the Sellers) this Agreement constitutes a legal, valid and binding obligation of each Purchaser enforceable against it in accordance with its terms.

1.1      NO CONFLICTS

         Assuming the making and obtaining of all filings, notifications, consents, approvals, authorisations and other actions referred to in paragraph 1.4 below, except as may result from any facts or circumstances relating solely to the Sellers, the execution, delivery and performance of this Agreement by each Purchaser does not and will not:-

         (a) violate, conflict with or result in the breach of any provision of any constitutional document of such Purchaser, which conflict with or breach would materially impair the Purchasers' ability to perform their respective obligations under this Agreement;

         (b) conflict with or violate any Law or Government Order applicable to such Purchaser, which conflict or violation would materially impair the ability of the Purchasers to perform their respective obligations under this Agreement; or

         (c) conflict, result in any breach of, constitute a default (or event which with the giving of notice or lapse in time or both would become a default) under, or result in the creation of any Lien on any of the assets or properties of either Purchaser pursuant to any note, bond, mortgage, or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Purchaser is a party or by which any of its assets or properties are bound or affected, which conflict, breach or default would materially impair the Purchasers' ability to perform their respective obligations under this Agreement.



1.1      GOVERNMENT CONSENTS AND APPROVALS

         The execution, delivery and performance by each Purchaser of this Agreement does not and will not require any consent, approval, authorisation or other order of, action by, filing with or notification to any governmental authority, except as described in writing given to the Sellers by the Purchasers on or prior to Closing.

2.       PURCHASE FOR INVESTMENT

         The Purchasers are buying the Shares for investment for their own account and not with a view to, or for sale in connection with, any distribution thereof.

3.       LITIGATION

         There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Purchasers, threatened against or affecting, either Purchaser before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the Other Transaction Documents or the Related Documents.

4.       NO IMPLIED WARRANTIES

         The Purchasers have not relied upon any express or implied warranties of any nature made by or on behalf of or imputed to the Sellers except as expressly set out in this Agreement.

5.       TRANSFER

         The Purchasers intend that the sale of the Shares in each Company contemplated hereby shall constitute a full and final transfer of the legal and beneficial ownership of the Shares in that Company and after the applicable Closing the relevant Sellers shall retain no right, title or interest in the Shares transferred at such Closing.

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                       SCHEDULE 5 - DEED OF TAX INDEMNITY

THIS DEED OF INDEMNITY is made on                          2000
BETWEEN

(A) AERFI GROUP PLC ("AERFI"), a public limited company incorporated in Ireland and having its registered office at Aviation House, Shannon, Co Clare, Ireland, SKYSCAPE LIMITED ("SKYSCAPE"), a limited liability company incorporated in Ireland and having its registered office at Aviation House, Shannon, Co Clare, Ireland, AERFI INC. a corporation incorporated in the State of Delaware and having its principal place of business at 100 NE 3rd Avenue, Suite 800, Fort Lauderdale, Florida ("AERFI INC"), INDIGO AVIATION AB ("INDIGO AVIATION"), a company incorporated under the laws of Sweden and having its principal place of business at Sodra Forstadsgatan 4, 211 43 Malmo, Sweden and KOMMANDITBOLAGET FLYGPLANET XII, ("KB FLYGPLANET") a limited partnership established under the laws of Sweden and having its principal place of business at Sodra Forstadsgatan 4, 211 43 Malmo, Sweden (each a "COVENANTOR" and together the "COVENANTORS"); and

(B) AERCO LIMITED ("AERCO"), a company incorporated in Jersey and having its registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands and AERCO USA INC. ("AERCO USA"), a corporation incorporated in the State of Delaware and having its principal place of business at Nationwide Information Services Inc., 15 North Street, Dover, DE 19901 (each a "PURCHASER" and together the "PURCHASERS", which expression shall unless the context does not so permit include successors in title).

RECITALS

By Share Purchase Agreement dated 17 July 2000 between the Covenantors and the Purchasers (the "AGREEMENT"), the Purchasers agreed to purchase, and the Covenantors agreed to sell, all of the issued shares and outstanding membership interests (the "SHARES") in the capital of the Companies (as defined below) in the manner and on the terms set out in the Agreement. The Covenantors have agreed to indemnify the Purchasers in respect of certain tax liabilities of the Companies as purchased on the terms and conditions contained herein.

NOW IT IS AGREED as follows:-

1.       INTERPRETATION

1.1      DEFINITIONS: In this Deed unless the context otherwise requires:-

         "AERFI POL" means AerFi POL Inc;

         "CLOSING" means, in relation to a Company, completion of the sale and purchase of the Shares in that Company in accordance with the Agreement;

         "COMPANIES" means the companies set out in Schedule 2 to the Agreement;

         "CLAIM" includes any demand, notice, letter or other document issued or action taken by or on behalf of any person or authority (whether within or outside

         Ireland) from which it appears that any Company is liable or is sought to be made liable to make any payment or a tax liability is likely to be imposed on any Company;

         "LIBOR" means the per annum offered rate for deposits in US dollars for a period of one month that appears on the display designated as page 3750 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for US dollar deposits) at approximately 11:00 am (London time);

         "TAX ASSESSMENT" includes any assessment demand or other similar formal notice of a tax liability issued by or on behalf of any taxing or other competent authority or estimates and amounts which are due and payable without any formal demand or notice by or on behalf of any taxing or other competent authority (whether within or outside Ireland) by virtue of which any Company is or will with the passing of time become liable to make a payment of tax;

         references to any tax liability of any Company shall include not only liabilities of the Company to make payments of or in respect of tax but also:-

         (a) the loss or setting off against income profits or gains of any relief, allowance or credit in respect of any tax which would (were it not for the said loss or setting off) have been available to the Company and has been taken into account in computing (and so reducing) any provision for deferred taxation which appears (or which but for such relief allowance or credit would have appeared) in the Reference Balance Sheet;

         (b) the loss or setting off against any tax liability (for which no provision has been made in preparing the Reference Balance Sheet) of a right to repayment of tax which has been treated as an asset of the Company in preparing the Reference Balance Sheet; and

         (c) the setting off against income profits or gains earned accrued or received on or before Closing of any relief, allowance or credit which is not available before Closing but arises in respect of any event occurring after Closing in circumstances where, but for such setting off, the Company would have had an actual tax liability in respect of which it or the Purchasers would have been able to make a claim against the Covenantor under this Deed and in such a case the amount of the relief allowance or credit so lost or set off (or if such relief allowance or credit is a deduction from or offset against gross income or profits the amount of tax which would (in the case of a lost relief allowance or credit and on the basis of the tax rates current at the date of such loss) have been saved thereby but for such loss or in the case of a set off, relief, allowance or credit the amount of tax which has been saved thereby in consequence of such set off) or the amount of the repayment which would otherwise have been obtained shall be treated for the purposes of this Deed as a tax liability of the Company;

         "TAX" includes (without prejudice to the generality of the expression):-

         (d) within Ireland, all taxes including (without limitation) income tax, corporation tax (including any additional duty of corporation tax and any surcharge), advance corporation tax, capital gains tax, capital acquisition tax, value added tax, stamp duty, capital duty, excise duty, customs and other import duties, PAYE deductions, pay related social insurance
                  (PRSI) social welfare and social insurance contributions, payroll taxes generally, general rates and water rates, withholding tax, deposit interest retention tax and any other tax, levy, duty or impost whether similar to, replaced by or replacing any of them or otherwise and any penalty, charge and interest included in or relating to any tax assessment therefor; and

         (e) outside Ireland all taxes including (without limitation) taxes on gross or net income profits or gains, receipts, sales, use, occupation, franchise, value added, personal property and any other tax, levy, impost, excise duty, duty, charge or withholding of any nature whatsoever, PAYE deductions, payroll taxes and contributions generally and any penalty, charge and interest included in or relating to any tax assessment therefor, in either case regardless of whether such taxes penalties, charges and interest are directly or primarily chargeable against or attributable to any Company or any other person, firm or company;

         References to:-

         (i) income or profits or gains earned, accrued or received on or before a particular date or in respect of a particular period shall include income or profits or gains which have been deemed to have been earned, accrued or received at or before that date or in respect of that period for the purposes of any tax assessment;

         (ii) any payment or distribution made on or before a particular date shall include:

                  (A) any payment or distribution which on or before that date has fallen due to be made; and

                  (B) any act or transaction which has occurred on or before that date and is or has been deemed to be a payment or distribution for the purposes of any tax assessment; and

         (iii) any dividend shall include anything which has been deemed to be a dividend or distribution to shareholders or others for the purposes of any tax assessment;

         "EVENT" includes (without limitation) the death of any person, any transaction action or omission and a failure to make sufficient dividend payments to avoid any apportionment or deemed distribution of income or notional and deemed events which give rise to tax liabilities or an additional duty of corporation tax or overcharge; and

1.2 TERMS DEFINED IN THE AGREEMENT: Unless otherwise indicated, words and expressions used but not defined in this Deed shall have the same meaning as in the Agreement.

2.       INDEMNITY

2.1 NATURE OF INDEMNITY: The Covenantors hereby jointly and severally covenant to hold each Purchaser (without prejudice to any other rights which that Purchaser may have) indemnified and to keep each Purchaser indemnified against:-

         (a) any claim for tax on and any tax liability of any Company purchased by it under the Agreement arising:-

                  (i) as a consequence of any event which occurred on or before the Closing of the sale of the Shares in that Company; or

                  (ii) in respect of or with reference to any income, profits or gains which were earned accrued or received on or before or in respect of a period ending on or before the Closing of the sale of the Shares in that Company;

         (b) any claim for tax on and any tax liability of any Company purchased by it under the Agreement resulting from or made by reference to any of the following events:-

                  (i) the disposal of any asset (including trading stock) in circumstances where the cash consideration actually received for such disposal is less than the consideration deemed to have been received for taxation purposes; or

                  (ii) the supply of any service or business facility of any kind for a consideration which was less than might reasonably have been regarded as the open market value of such service or business facility; or

                  (iii) any other act or transaction which gives rise to a tax liability on deemed (as opposed to actual) income, profits or gains by the operation of the Tax Acts (as defined in section 1(2) of the Taxes Consolidation Act, 1997) or which results in such Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person firm or company (other than a Company) but only where the relevant event occurred on or before Closing of the sale of the Shares in that Company; and

         (c) any interest and any costs and expenses reasonably and properly incurred by the relevant Purchaser and the relevant Company in connection with any such liability (or claim therefor) or in taking or defending any action under this Deed.

3.       LIMITATIONS ON INDEMNITY

3.1 CERTAIN TAX LIABILITIES EXEMPTED: The indemnity given by Clause 2 of this Deed shall not cover any tax liability:-

         (a) to the extent that provision or reserve in respect of such tax liability was made in the Reference Balance Sheets; or

         (b) to the extent that the liability of the Covenantors arising by reason of any claims hereunder when aggregated to the liability of the Covenantors and their Affiliates in respect of any claims under or pursuant to (i) the Warranties, (ii) the Seller Indemnity (iii) the Aircraft Purchase Agreements and/or (iv) the Agreement would exceed US$175 million at the time payment of such amount is made; or

         (c) to the extent that the aggregate liability of the Covenantors and their Affiliates for such claims when aggregated with any liability of the Covenantors and/or such Affiliates in respect of claims under or pursuant to (i) the Warranties and (ii) the Seller Indemnity would not exceed in aggregate US$4.25 million; or

         (d) to the extent that the relevant Purchaser waives or surrenders after Closing any exemption, relief, allowance, credit, deduction or set-off available to the Company at the date hereof or at the Closing Date relevant to the computation of any liability to taxation or any credit against taxation; or

         (e) with respect to and to the extent attributable to the passing of any primary or subordinate legislation or any judicial decision altering the generally accepted interpretation of existing legislation or making of any other government regulation, not in force at the date hereof, or the withdrawal or alteration after the date hereof of any published or unpublished extra statutory concession made by any fiscal authority and presently in operation; or

         (f) which would not have arisen but for (or if the same is increased by reason of) a breach by either Purchaser of its obligations hereunder; or

         (g) which would not have arisen but for a voluntary act or transaction not contemplated by this Deed, the Agreement, the Other Transaction Documents or the Related Documents (as defined in the Notes Indenture) carried out by the Company after Closing and otherwise than in the ordinary course of business.

3.2 LIABILITY OF SKYSCAPE: The Purchasers hereby acknowledge that Skyscape is a party to this Deed in its capacity only as holder of shares in the Irish Companies as nominee for AerFi. Skyscape's maximum liability to the Purchasers in respect of any claims under or pursuant to this Deed shall be limited to IR(pound)1.

3.3 LIABILITY OF KB FLYGPLANET: The Purchasers hereby acknowledge that KB Flygplanet is a party to this Deed in its capacity only as holder of Membership interests in Baltic II and Baltic III, as a nominee of Indigo Aviation. KB

         Flygplanet's maximum liability to the Purchasers in respect of any claims under or pursuant to this Deed shall be limited to IR(pound)1.

4.       CLAIMS

4.1 NOTICE BY PURCHASERS: TIME LIMIT ON CLAIMS: No claim shall be brought by either Purchaser in respect of any claim under this Deed unless notice in writing of such claim (specifying in reasonable detail (a) the event matter or default which gives rise to the claim and (b) the amount claimed) has been given to the Covenantors not later than 17 July 2007. Upon the relevant Purchaser or any Company becoming aware of such a claim, the Purchaser shall or shall pursue that the Relevant Company shall forthwith give written notice thereof to the Covenantors and shall (if the Covenantors shall indemnify and secure the Company to its reasonable satisfaction against all losses, costs, damages and expenses including interest on overdue tax which may be incurred thereby) take such action as the Covenantors may reasonably and promptly by written notice request to avoid, resist, appeal or compromise the claim, provided that the Company shall not be obliged to appeal against any tax assessment raised on it if having given the Covenantors written notice of the receipt of such tax assessment it has not within 15 days thereafter received instructions in writing from the Covenantors in accordance with the preceding provisions of this sub-clause to do so.

5.       INTEREST

         LATE PAYMENT TO CARRY INTEREST: If any payment due to be made by the Covenantors under this Deed is not made on the due date for payment thereof the same shall carry interest from such due date of payment until actual payment at the rate of 1 per cent per annum above LIBOR.

6.       PAYMENTS

6.1 TO BE MADE FREE FROM DEDUCTIONS: All sums payable by the Covenantors to the Purchasers under this Deed shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law the Covenantors shall be obliged to pay to the relevant Purchaser such sums as will after such deduction or withholding has been made leave the Purchaser with the same amount as they would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. If any sum payable by the Covenantors to the relevant Purchaser under this Deed shall otherwise be subject to tax in the hands of the relevant Purchaser the same obligation to make an increased payment shall apply in relation to such tax liability as if it were a deduction or withholding required by law. The Purchasers and the Covenantors hereby undertake to co-operate to avoid or to minimise any such grossing up where possible at no extra cost to the Purchasers or the Covenantors.

6.2 RECOVERY FROM THIRD PARTIES: If either Purchaser recovers any sum from a third party in respect of or relating to a tax liability which has been the subject of a successful claim by such Purchaser against any of the Covenantors or their

         Affiliates hereunder, such Purchaser shall forthwith reimburse to the Covenantors an amount equal to the sum recovered in respect of that claim.

7.       RIGHTS OF PURCHASERS

         RIGHT OF PURCHASERS TO RELEASE COVENANTORS: The Purchasers and the Companies may release or compromise the liability of any of the Covenantors hereunder or grant to any Covenantor time or other indulgences without affecting the liability of any other Covenantor hereunder.

8.       NOTICES

         MANNER OF SERVICE: Any notice or demand given under this Deed shall be in writing and shall be deemed to be duly served if left at or sent by registered post to the address of the appropriate party set out above or such other address in Ireland as such party may from time to time notify to the other parties for the purposes of this Deed. Any such notice or demand shall be deemed to be given at the time when the same is left at the said address or if sent by registered post at the commencement of the fifth business day after the day of posting.

9.       COUNTERPARTS

         This Deed maybe executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Deed by executing any such counterpart.

10.      GOVERNING LAW

         LAW OF IRELAND TO APPLY: This Deed shall be governed by and construed in accordance with the law of Ireland and each of the parties hereto submits to the non-exclusive jurisdiction of the Courts of Ireland.

IN WITNESS WHEREOF the parties
have executed this Deed on the date
written above.



Present when the Common Seal
of AERFI GROUP PLC
was affixed hereto








Present when the Common Seal
of SKYSCAPE LIMITED
was affixed hereto








SIGNED BY
______________________
for and on behalf of
AERFI INC.

SIGNED, SEALED AND DELIVERED
BY
_____________________________
for and on behalf
of INDIGO AVIATION AB
in the presence of:

SIGNED, SEALED AND DELIVERED
BY ____________________________
for and on behalf
of KOMMANDITBOLAGET
FLYPLANET XII
In the presence of:





Present when the Common Seal of
AERCO LIMITED
was affixed hereto:






SIGNED BY ______________________
for and on behalf
of AERCO USA INC.
in the presence of:

          SCHEDULE 6A - FORM OF SOLVENCY CERTIFICATE (IRISH COMPANIES)

                              SOLVENCY CERTIFICATE

                                       of

                                [Name of Company]

I HEREBY CERTIFY that the Board of Directors of ___________________________(the "COMPANY") has duly considered the provisions of Section 214 of the Companies Act, 1963 (as amended) and Section 2 of the Companies (Amendment) Act, 1990 (as amended by Section 5 of the Company (Amendment) (No. 2) Act, 1999) and, all due enquiries having been made, and having considered all matters which they considered relevant to the Company's financial position has determined, to the best of its knowledge, information and belief, provided that the closings of the current transactions described in the Offering Memorandum take place that:

(a) the Company is not [,was not at any time in the preceding three months,]* nor would it be deemed to be unable to pay its debts within the meaning of Section 214 of the Companies Act, 1963 (as amended) and/or Section 2 of the Companies (Amendment) Act, 1990 (as amended by
         Section 5 of the Companies (Amendment) (No. 2) Act, 1999); and

(b) the Company would not become unable to pay its debts, nor would be deemed to be unable to pay its debts, within the meaning of Section 214 of the Companies Act, 1963 (as amended) and/or Section 2 of the Companies (Amendment) Act, 1990 (as amended by Section 5 of the Companies (Amendment) (No. 2) Act, 1999), in consequence of any of the transactions entered or to be entered into by it in connection with the transactions described in the Offering Memorandum.



________________________________
and on behalf of                                   Date:


* include only where the company has sold assets over the previous three months.






            SCHEDULE 6B - FORM OF SOLVENCY CERTIFICATE (US COMPANIES)

                              SOLVENCY CERTIFICATE

                                       of

                                [Name of Company]

[Name of Company] Inc (the "COMPANY") delivers this certificate in connection with the transactions as described in the Offering Memorandum (the "TRANSACTIONS"). Unless otherwise defined herein, terms defined in the Offering Memorandum are used herein as therein defined.

[The Company certifies that it has carefully reviewed the Offering Memorandum and the contents of this certificate and, in connection herewith, has made such investigation and inquiries as it has deemed necessary and prudent therefor. The Company further certifies that the financial information, assumptions and valuation techniques which underlie and form the basis for the representations made in this certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.]

The Company hereby certifies that as of the date hereof:-

1. On the date hereof, both before and after giving effect to the Transactions, the fair value of the assets and the Company is greater than the total amount of its liabilities, including subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, and Contingent Liabilities (as hereinafter defined)(collectively "LIABILITIES").

2. On the date hereof, both before and after giving effect to the Transactions, the present fair saleable value of the assets of the Company will exceed (a) the amount that will be required to pay its probable liabilities on its debts as such debts become absolute and mature, and (b) its total Liabilities (including, without limitation, subordinated, unmatured, liquidated and Contingent Liabilities (as hereinafter defined).

3. On the date hereof, both before and after giving effect to the Transactions, the Company will be able to pay its debts and other Liabilities, contingent obligations and other commitments as they mature in the normal course of business.

4. On the date hereof, both before and after giving effect to the Transactions, the Company is not engaged in any business or any transaction, and is not about to engage in any business or any transaction, for which its property would constitute unreasonably small capital.

5. The Company does not intend to, and does not believe that it will incur debts and liabilities that will be beyond its ability to pay such debts or liabilities as they mature.

6. In consummating the Transactions, the Company does not intend to hinder, delay or defraud either present or future creditors or any other Person to which the Company is or will become, on or after the date hereof, indebted.

7. In reaching the conclusions set forth in this certificate, the Company has considered, among other things (both before and after giving effect to the Transactions):-

         (c) the cash and other current assets of or available to the Company, determined after giving effect, on a pro forma basis, to the Transaction;

         (d) all contingent liabilities of the Company including, without limitation, claims arising out of pending or threatened litigation, and in so doing, the Company has computed the amount of such liabilities as the amount which, in light of all the facts and circumstances existing on the date hereof, represents the amount that would reasonably be expected to become an actual or matured liability (the "CONTINGENT LIABILITIES"); and

         (e) such other financial, statistical and other data known to it and believed by it to be relevant for the purpose of this certificate.

IN WITNESS WHEREOF, I have executed this certificate for and on behalf of [ ] on the ____________ day of ____________________, 2000.



                                           By: ________________________________
                                               Name:
                                               Title:

      SCHEDULE 6C - FORM OF SOLVENCY CERTIFICATE (BALTIC II AND BALTIC III)

                              SOLVENCY CERTIFICATE

                                       of

                            BALTIC AIRLEASE II[I] LLC

I HEREBY CERTIFY that the Board of Directors of Baltic AirLease II[I] LLC (the "COMPANY") has duly considered the provisions of the Isle of Man Limited Liability Companies Act 1996 and, all due enquiries having been made, and having considered all matters which they considered relevant to the Company's financial position has determined, to the best of its knowledge, information and belief, provided that the closings of the current transactions as described in the Offering Memorandum take place that:-

(a) the Company is not nor would it be deemed to be unable to pay its debts within the meaning of Section 307 of the Isle of Man Companies Act 1931 (as applied by the Isle of Man Limited Liability Companies Act 1996);

(b) the Company would not become unable to pay its debts, nor would it be deemed to be unable to pay its debts, within the meaning of Section 307 of the Isle of Man Companies Act 1931 (as applied by the Isle of Man Limited Liability Companies Act 1996) in consequence of any of the documents or transactions entered or to be entered into by it in connection with the transactions described in the Offering Memorandum.




_______________________________
for and on behalf of                               Date
BALTIC AIRLEASE II[I] LLC

         SCHEDULE 6D - FORM OF SOLVENCY CERTIFICATE (SWEDISH COMPANIES)

                              SOLVENCY CERTIFICATE

                                       OF

                                [Name of Company]

I HEREBY CERTIFY that the Board of Directors of [ ] (the "COMPANY") has duly considered the provisions of Chapter 1, Section 2 and Chapter 2, Section 7-9 of the Bankruptcy Act 1987 (as amended) and, all due enquiries having been made, and having considered all matters which they considered relevant to the Company's financial position has determined, to the best of its knowledge, information and belief, provided that the closing of the current transactions as described in the Offering Memorandum take place that:

(a) the Company is not nor would it be deemed to be unable to pay its debts within the meaning of Chapter 1, Section 2 of the Bankruptcy Act 1987 (as amended); and

(b) the Company would not become unable to pay its debts, nor would it be deemed to be unable to pay its debts, within the meaning of Chapter 1,
         Section 2 of the Bankruptcy Act 1987 (as amended), in consequence of any of the documents or transactions entered or to be entered into by it in connection with the transactions described in the Offering Memorandum.





_______________________________
for and on behalf of                               Date:

                    SCHEDULE 7 - PARTICULARS OF THE AIRCRAFT

SERIAL NO.       TYPE       ENGINES           LESSEE            DETAILS OF LEASE            CURRENT MONTHLY      INITIAL APPRAISED
                                                                                              RENTAL (US$)       VALUE (US$,000'S)
__________________________________________________________________________________________________________________________________
   1207        A321-200      V10705      British Midland      See Lease Summary Attached        402,096                52,103
                             V10708          Airlines
__________________________________________________________________________________________________________________________________
  25041        B737-300     725,728       Virgin Express      See Lease Summary Attached        215,000                23,237
                            725,744          Ireland
__________________________________________________________________________________________________________________________________
  27074        B737-400    727181(A)      Blue Panorama       See Lease Summary Attached        282,000                26,867
                           725766(B)
__________________________________________________________________________________________________________________________________
  25789        B737-500    727437(A)      British Airways     See Lease Summary Attached        215,000                20,513
                           727429(B)
__________________________________________________________________________________________________________________________________
  23345        B737-300    721302(A)          Delta           See Lease Summary Attached        216,193                14,530
                           721304(B)
__________________________________________________________________________________________________________________________________
  25594        B737-400    727476(A)           LOT            See Lease Summary Attached        257,500                26,623
                           727433(A)
__________________________________________________________________________________________________________________________________


SERIAL NO.  TYPE   ENGINES   LESSEE                  DETAILS OF LEASE                           CURRENT MONTHLY    INITIAL APPRAISED
                                                                                                  RENTAL (US$)     VALUE (US$,000'S)
___________________________________________________________________________________________________________________________________
  11320     F100  17326 (A)    TAM   Aircraft  Lease Agreement dated as of 23 October 1997           142,970             12,783
                  17328 (B)          between  GPA Fokker 100 Limited  and  TAM-Transportes
                                     Aeros  Meridionais, as  amended by a letter agreement
                                     dated  1 October 1999  and  an  Aircraft Rescheduling
                                     Agreement dated  7 October 1999  and  as  assumed and
                                     amended by an Aircraft Lease Assumption and Amendment
                                     Agreement dated 30 November 1999 between AerFi Fokker
                                     100   Limited,   AerFi   Sverige   Leasing   AB   and
                                     TAM-Transportes Aereos Meridionais SA.

____________________________________________________________________________________________________________________________________
  11322     F100  17557        TAM   Aircraft Lease  Agreement  dated as of 23 October 1997          142,944             12,673
                                     between  GPA Fokker 100  Limited  and  TAM-Transportes
                                     Aeros  Meridionais,  as amended by a letter  agreement
                                     dated 1  October  1999  and an  Aircraft  Rescheduling
                                     Agreement  dated 7  October  1999 and as  assumed  and
                                     amended by an Aircraft Lease  Assumption and Amendment
                                     Agreement  dated 30 November 1999 between AerFi Fokker
                                     100   Limited,    AerFi   Sverige   Leasing   AB   and
                                     TAM-Transportes Aereos Meridionais SA.
____________________________________________________________________________________________________________________________________


SERIAL NO.       TYPE        ENGINES           LESSEE            DETAILS OF LEASE           CURRENT MONTHLY      INITIAL APPRAISED
                                                                                              RENTAL (US$)       VALUE (US$,000'S)
__________________________________________________________________________________________________________________________________
  24901        B737-400      857391(A)    Blue Panorama       See Lease Summary Attached        282,000              24,597
                             725209(B)
__________________________________________________________________________________________________________________________________
  25768        B737-500      859191(A)       Asiana           See Lease Summary Attached        269,560              22,433
                             858179(B)
__________________________________________________________________________________________________________________________________
  24651        B737-500      726268(A)      Braathens         See Lease Summary Attached     705,000 per qtr         18,810
                             726479(B)                                                      Billed quarterly
__________________________________________________________________________________________________________________________________
    934        A320-200      V10476(A)   British Midland      See Lease Summary Attached        314,056              40,420
                             V10477(B)       Airlines
__________________________________________________________________________________________________________________________________
  49905           MD-82      725699(A)        Finnair         See Lease Summary Attached     575,700 per qtr         18,817
                             726810(B)                                                      Billed quarterly
__________________________________________________________________________________________________________________________________
  53245           MD-82      708530(A)        Finnair         See Lease Summary Attached     515,700 per qtr         21,103
                             718162(B)                                                      Billed quarterly
__________________________________________________________________________________________________________________________________
    354        A320-200         244(A)     JMC Airlines       See Lease Summary Attached        290,000              29,980
                                246(B)
__________________________________________________________________________________________________________________________________
  24856        B737-300      724667(A)       Frontier         See Lease Summary Attached        220,000              21,987
                             725630(B)
__________________________________________________________________________________________________________________________________
  26442        B737-300      856183(A)       Frontier         See Lease Summary Attached        212,000              23,063
                             857192(B)
__________________________________________________________________________________________________________________________________


SERIAL NO.      TYPE        ENGINES           LESSEE              DETAILS OF LEASE          CURRENT MONTHLY      INITIAL APPRAISED
                                                                                              RENTAL (US$)       VALUE (US$,000'S)
__________________________________________________________________________________________________________________________________
    411       A320-200          279(A)    JMC Airlines       See Lease Summary Attached          290,000              30,617
                                289(B)
__________________________________________________________________________________________________________________________________
  24270       B737-400       726247(A)    Virgin Express     See Lease Summary Attached          242,000              22,547
                             858430(B)
__________________________________________________________________________________________________________________________________
  24271       B737-400       726153(A)    Virgin Express     See Lease Summary Attached          242,000              22,987
                             725592(B)
__________________________________________________________________________________________________________________________________
  24834       B737-300       724810(A)        Varig          See Lease Summary Attached          275,000              22,013
                             725689(B)
__________________________________________________________________________________________________________________________________
  26440       B737-300       726422(A)       Frontier        See Lease Summary Attached          212,000              23,483
                             726492(B)
__________________________________________________________________________________________________________________________________
  49931          MD-82      P725681(A)       Reno Air        See Lease Summary Attached          205,000              18,953
                            P725674(B)
__________________________________________________________________________________________________________________________________
  49932          MD-82     P725675D(A)       Reno Air        See Lease Summary Attached          205,000              19,340
                           P725676D(B)
__________________________________________________________________________________________________________________________________
  28486       B737-200       728711(A)          TWA          See Lease Summary Attached          534,029              51,320
                             728712(B)
__________________________________________________________________________________________________________________________________
  24021      B737-300Q       727258(A)    L'Aeropostale      See Lease Summary Attached          253,250              21,637
                             723287(B)
__________________________________________________________________________________________________________________________________


SERIAL NO.      TYPE        ENGINES           LESSEE              DETAILS OF LEASE          CURRENT MONTHLY      INITIAL APPRAISED
                                                                                              RENTAL (US$)       VALUE (US$,000'S)
__________________________________________________________________________________________________________________________________
  27153      B737-500       857660(A)     Xiamen Airlines    See Lease Summary Attached       1,487,412.65            20,460
                            857661(B)                                                         Per 6 months
__________________________________________________________________________________________________________________________________
  27155      B737-500       857569(A)     Xiamen Airlines    See Lease Summary Attached          1,404,368            19,943
                            856527(B)                                                          Billed for
                                                                                                6 months
__________________________________________________________________________________________________________________________________
  25604      B737-300       856434(A)     China Southern     See Lease Summary Attached            260,393            23,033
                            856442(B)
__________________________________________________________________________________________________________________________________
  49570         MD-82      P696425(A)         Spanair        See Lease Summary Attached            190,000            17,180
                           P708161(B)
__________________________________________________________________________________________________________________________________

                    SCHEDULE 8 - AUDITED FINANCIAL STATEMENTS

                      IN RESPECT OF THE FOLLOWING COMPANIES

INDEX

1.       AerFi BM Limited - Period Ended March 31,2000

2.       Baltic Airlease II LLC - Period Ended December 31, 1999

3.       Baltic Airlease III LLC - Period Ended December 31, 1999

4.       Lorenton Limited - Period Ended March 31, 2000

5.       Ergo Leasing Limited - Period Ended March 31, 2000

6.       Indigo Aviation Ireland Limited - Period Ended December 31, 1998

7.       AerFi POL Inc. - Period Ended March 31, 2000

                      SCHEDULE 9 - PRO-FORMA BALANCE SHEETS





















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